EXECUTION COPY

PURCHASE AGREEMENT dated as of July 6, 2007 by and among, Innovative Health Strategies, Inc. (f/k/a IHS of SC, Inc.), a South Carolina corporation ("IHS"), AWAC.MD, Inc., a South Carolina corporation ("AWAC"), iProcert, LLC, a Georgia limited liability company ("iProcert", and together with IHS and AWAC, the "Companies", and each individually, a "Company"), the shareholders and members of the Companies listed on Schedule I hereto (the "Sellers", and each individually, a "Seller"), inVentiv Health, Inc., a Delaware corporation ("Parent"), and AWAC LLC, a Georgia limited liability company (“Purchaser”). The Companies, the Sellers, Parent and Purchaser are sometimes referred to herein collectively as the "Parties" and each individually as a "Party."

WHEREAS, the Sellers own (i) all of the outstanding capital stock of IHS and AWAC and (ii) all of the membership interests of iProcert;

WHEREAS, each Seller desires to sell to Purchaser, and Purchaser is willing to purchase from such Seller, such capital stock and membership interests of IHS and iProcert, respectively, subject to the terms and conditions of this Agreement;

WHEREAS, AWAC owns certain assets used in the operation of the Business;

WHEREAS, AWAC desires to sell to Purchaser all of its assets, including its assets used in the operation of the Business;

WHEREAS, in order to induce the Sellers and AWAC to enter into this Agreement, Parent is executing a guaranty of Purchaser’s obligations hereunder simultaneously with the execution of this Agreement;

WHEREAS, in order to induce Purchaser and Parent to enter into this Agreement, Dr. John W. Richards, Jr. ("Dr. Richards") is entering into an employment agreement with IHS (the “Employment Agreement”) simultaneously with the execution of this Agreement; and

WHEREAS, certain terms used in this Agreement are defined in Section 10.1.

NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties made herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE TRANSACTION

Section 1.1.  Purchase and Sale Transaction.

(a)  Sale of Equity Securities. On and subject to the terms and conditions of this Agreement, at the closing of the transactions contemplated hereby (the “Closing”), each Seller will sell, assign, transfer and deliver to Purchaser, and Purchaser will purchase from such Seller, (i) the capital stock of IHS (the “Capital Stock”) and (ii) the membership interests in iProcert (the “Membership Interests”, and together with the Capital Stock, the “Equity Securities”), in each case, set forth opposite such Seller's name on Schedule I hereto and constituting all of the outstanding capital stock of IHS and all of the membership interests in iProcert owned by such Seller.

(b)  Sale of AWAC Assets. On and subject to the terms and conditions of this Agreement, at the Closing, AWAC will sell, assign, transfer, convey, and deliver to Purchaser and Purchaser shall purchase and acquire from AWAC, all right, title, and interest of AWAC in and to all of its assets, properties and rights of whatever kind, tangible and intangible (including goodwill), whether accrued, contingent or otherwise, including, without limitation, all of its assets, properties and rights used in the operation of the Business but excluding AWAC's minute books, corporate seal and similar items (collectively, the “AWAC Assets”), free and clear from all Liens, other than Permitted Encumbrances, and Purchaser shall assume the AWAC Assumed Liabilities (as defined below in Section 1.10). At the Closing, the AWAC Assets shall be transferred or otherwise conveyed to Purchaser free and clear of all Liens, other than Permitted Encumbrances, pursuant to a Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit A (the “Bill of Sale”)

(c)  Required Consents. Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any AWAC Asset or interest therein as to which (i) an assignment or transfer thereof or an attempt to make such an assignment or transfer without a Consent (a “Required Consent”) would constitute a breach or violation thereof or of applicable Law, or would adversely affect the rights or obligations thereunder to be assigned or transferred to or for the account of Purchaser and (ii) all such Required Consents shall not have been obtained with respect to such AWAC Asset or interest therein prior to the Closing. Any transfer or assignment to Purchaser by AWAC of any such AWAC Asset or interest therein (a “Delayed Asset”), and any assumption by Purchaser of any corresponding Assumed AWAC Liability (a “Delayed Liability”), shall be made subject to all such Required Consents in respect of such Delayed Asset being obtained. If there are any Delayed Assets, AWAC shall use its reasonable best efforts to obtain all Required Consents in respect thereof as promptly as practicable following the Closing, and shall obtain such Required Consents without any further cost to Purchaser or any of its Affiliates. Until all Required Consents with respect to each Delayed Asset have been obtained, (a) AWAC shall hold the Delayed Asset on behalf of Purchaser, (b) AWAC shall cooperate with Purchaser for no additional consideration in any lawful arrangement (including subleasing or subcontracting, or performance thereunder by AWAC as Purchaser’s agent) to provide Purchaser with all of the benefits of or under any such Delayed Asset, (c) to the extent of any benefits received by or for the account of Purchaser under clause (b) above, Purchaser shall assume and perform any corresponding Delayed Liabilities and (d) AWAC shall otherwise enforce and perform for the account of Purchaser and as directed by Purchaser any other rights of AWAC arising from such Delayed Asset. At such time and on each occasion after the Closing Date as all Required Consents with respect to a Delayed Asset have been obtained, such Delayed Asset shall automatically be transferred and assigned by AWAC to Purchaser for no additional consideration without the need for any further act on the part of any Party.

Section 1.2.  Purchase Price; Allocation.

(a)  On the Closing Date (as defined below): (i) the Net Closing Amount shall be paid by electronic funds transfer to an account specified in writing by the Representative to Purchaser no later than three business days prior to the Closing for allocation among the Sellers, AWAC and the participants in the Phantom Equity Plan in accordance with Schedule I to this Agreement and Schedule I to the Phantom Equity Plan, (ii) Purchaser shall cause to be delivered to the transfer agent (the "Transfer Agent") for the common stock, par value $0.001 per share, of Parent (“Parent Common Stock”) irrevocable instructions to issue in the names of Sellers, AWAC and the participants in the Phantom Equity Plan (allocated in accordance with Schedule I to this Agreement and Schedule I to the Phantom Equity Plan, as set forth in written instructions from the Representative to Purchaser) a number of unregistered shares of Parent Common Stock equal to the quotient of (x) [***] divided by (y) the Fair Market Value of one share of Parent Common Stock as of the Closing Date (the “Initial Shares”), (iii) Purchaser shall deliver [***] (the "Escrowed Cash") to The Bank of New York, as escrow agent (the "Escrow Agent"), and shall cause the Transfer Agent to deliver the Initial Shares to the Escrow Agent, pursuant to an escrow agreement (the "Escrow Agreement"), in substantially the form annexed hereto as Exhibit B. The Escrowed Cash and the Initial Shares shall be held in escrow until the [***] anniversary of the Closing Date as more fully set forth in the Escrow Agreement. The consideration specified in the second preceding sentence (as the same may be adjusted in accordance with Section 1.4) and the amounts payable or distributable to Sellers, AWAC and the participants in the Phantom Equity Plan pursuant to Section 1.5 is referred to as the "Purchase Consideration" and the aggregate amount of the Purchase Consideration is referred to herein as the "Purchase Price". Except as set forth in the Phantom Equity Plan, neither any Seller nor AWAC shall pay or transfer any portion of the Purchase Price or any rights therein to any Person who provides services to the Business at the time of or at any time following the Closing. Consideration provided pursuant to the Phantom Equity Plan is fully vested as of the date hereof. Such consideration is not in lieu of, and shall not reduce, any compensation to which the participants are entitled in respect of services and shall be made at the times provided for in the Phantom Equity Plan irrespective of whether such beneficiaries continue to render services to the any of the parties hereto or their affiliates.

(b)   On the Closing Date, IHS shall have adopted the Closing Date Bonus Plan and shall make the Closing Date payments provided for under such plan. Payments pursuant to the Closing Date Bonus Plan are fully vested as of the date hereof in respect of pre-Closing services provided by the beneficiaries of the Closing Date Bonus Plan. Such payments are not in lieu of any other compensation to which the beneficiaries are entitled in respect of services and shall be made at the times provided for in the Closing Date Bonus Plan irrespective of whether such beneficiaries continue to render services to the any of the parties hereto or their affiliates. Neither any Seller nor AWAC shall provide any consideration to any Person who provides services to the Business at the time of or at any time following the Closing in respect of services related, directly or indirectly, to the Business.

(c)  Three (3) business days prior to the Closing Date, the Representative shall prepare and deliver to Purchaser (i) a good faith estimated unaudited balance sheet of the Companies as of the Closing Date determined in accordance with GAAP and (ii) a statement setting forth (A) Estimated Closing Working Capital Amount, (B) the estimated Indebtedness as of the Closing Date (“Estimated Indebedness”) and (C) a schedule (the “Closing Transaction Expense Schedule”) setting forth a good faith, itemized estimate (“Estimated Transaction Expenses”) of all Transaction Expenses.

(d)   The portion of the Purchase Price allocable to each of AWAC and iProcert shall be allocated among the AWAC Assets and the assets of iProcert, respectively, in the manner required by Section 1060 of the Code and regulations thereunder. Purchaser shall deliver to Seller an initial draft of such allocation (the "Purchase Price Allocation"), and an allocation of the Purchase Price among the Companies (the "Entity Allocation"), within seventy five (75) days after the Closing. Purchaser and Seller shall work together in good faith and shall agree on final allocations within sixty (60) days after delivery of the initial draft by Purchaser. The portion of the Purchase Price, if any, allocated to one or more covenants set forth in a Transaction Document shall not be offered by any Party as evidence, or otherwise taken into account, in connection with a determination of the damages arising from a breach of any such covenant. Purchaser, on the one hand, and Sellers or AWAC, as applicable, on the other, shall file on a timely basis with the IRS substantially identical initial and supplemental IRS Forms 8594 consistent with such allocations and which gives effect to any adjustment of the Purchase Price determined in accordance with Section 1.4 hereof or any amounts payable or distributable to Sellers pursuant to Section 1.5 below. Purchaser, on the one hand, and Sellers and AWAC, on the other, agree, for all Tax purposes, to report the transactions effected pursuant to the Transaction Documents in a manner consistent with the terms of this Agreement (including the Entity Allocation and Purchase Price Allocation agreed upon by Purchaser, Sellers and AWAC pursuant to this Section 1.2(c)) and none of them shall take a position on any Tax return, before any Tax authority or in any judicial proceeding that is, in any manner, inconsistent with such allocation without the consent of the others or unless specifically required pursuant to a determination by an applicable Tax authority. The Parties shall promptly advise one another of the existence of any Tax audit, controversy or litigation related to any allocation hereunder.

Section 1.3.  Closing Date. Subject to the satisfaction of the conditions set forth in this Section 1.3 and Sections 6.1 and 6.2 (or the waiver thereof by the Party entitled to waive such conditions), the Closing shall take place at the offices of Akerman Senterfitt LLP, 335 Madison Avenue, Suite 2600, New York, New York 10017. The Closing shall be effective as of 12:01 a.m. on July 1, 2007 (the “Closing Date”). On July 6, 2007, as part of the Closing, (i) each Seller will deliver to Purchaser such evidence of ownership of the Equity Securities by such Seller, as is reasonably satisfactory to Purchaser accompanied by a duly executed stock power or assignment, as applicable, assigning such Equity Securities to Purchaser and otherwise in good form for transfer, (ii) Purchaser shall deliver the Purchase Consideration in accordance with Section 1.2 and (iii) the Parties shall make the deliveries described in Article VI. Purchaser shall not be required to purchase any Equity Securities or the AWAC Assets unless all Equity Securities and the AWAC Assets are properly tendered in accordance with the terms of this Agreement.

Section 1.4.  Purchase Price Adjustment. The Purchase Price shall be subject to adjustment after the Closing Date as follows:

(a)  Within 60 days after the Closing Date, Purchaser shall prepare and deliver to the Representative a statement (the “Closing Statement”) (i) setting forth the amount of Indebtedness as of the Closing Date (“Closing Indebtedness”) and the amount of Transaction Expenses as determined by Purchaser (“Closing Transaction Expenses”) and (ii) calculating the Working Capital (as defined below) of the Business, in the aggregate, as of the Closing Date (the “Closing Working Capital Amount”). For purposes of this Agreement, “Working Capital” shall mean the current assets of the Companies as of the Closing Date (including accounts receivable (net of allowance for doubtful accounts and restricted cash) and work in process), exclusive of deferred tax assets, less (x) the current liabilities of the Companies as of the Closing Date (including all GAAP accruals, whether or not traditionally reflected on the Companies' balance sheet as a current liability), (y) the total of all amounts payable under the Closing Date Bonus Plan and (z) all other Liabilities of the Companies as of the Closing Date, but excluding the Indebtedness (including the current portion thereof) and all other Excluded Liabilities (except to the extent IHS or iProcert is liable therefor), and shall be calculated in accordance with GAAP and the accounting policies and procedures employed in the preparation of Parent's publicly filed financial statements. Purchaser shall provide the Representative, and a single accounting firm for the Representative, reasonable access to all (i) work papers and written procedures used to prepare the Closing Statement and (ii) Books and Records and personnel to the extent reasonably necessary to enable the Representative and such accounting firm to conduct a sufficient review of the Closing Statement and verify the statements and calculations reflected thereon. If the Representative disputes any amount as shown on the Closing Statement, the Representative shall deliver to the Purchaser within 30 days after receipt of the Closing Statement a statement (the “Dispute Notice”) setting forth the Representative's calculation of such amount and describing in reasonable detail the basis for the determination of such different amount. The parties shall use reasonable efforts to resolve such differences within a period of 30 days after the Representative has given the Dispute Notice. If the parties resolve such differences, the Closing Statement agreed to by the parties shall be deemed to be the “Final Closing Statement.”

(b)  If Purchaser and the Representative do not reach a final resolution on the Closing Statement within 30 days after the Representative has given the Dispute Notice, unless Purchaser and the Representative mutually agree to continue their efforts to resolve such differences, the Neutral Accountant shall resolve such differences, pursuant to an engagement agreement among the Purchaser, the Representative and the Neutral Accountant (which Purchaser and the Representative agree to execute promptly), in the manner provided below. Purchaser and the Representative shall each be entitled to make a presentation to the Neutral Accountant, pursuant to procedures to be agreed to among Purchaser, the Representative and the Neutral Accountant (or, if they cannot agree on such procedures, pursuant to procedures determined by the Neutral Accountant), regarding such party’s determination of the amounts to be set forth on the Closing Statement; and the Neutral Accountant shall be required to resolve the differences between Purchaser and the Representative and determine the amounts to be set forth on the Closing Statement within 20 days after the engagement of the Neutral Accountant. The Closing Statement determined by the Neutral Accountant shall be deemed to be the Final Closing Statement. Such determination by the Neutral Accountant shall be conclusive and binding upon the parties, absent fraud or manifest error. Nothing in this Section 1.4(b) shall be construed to authorize or permit the Neutral Accountant to:

(i)  determine any questions or matters whatsoever under or in connection with this Agreement except for the resolution of differences between Purchaser and the Representative regarding the determination of the Final Closing Statement; or

(ii)  resolve any such differences by making an adjustment to the Closing Statement that is outside of the range defined by amounts as finally proposed by the Purchaser and the Representative.

Purchaser, on the one hand, and the Representative, on behalf of Sellers and AWAC, shall each pay one half of the fees and expenses of the Neutral Accountant.

(c)   (i) (A) If the Net Adjustment Amount is positive, Purchaser shall promptly, but no later than five business days after the final determination of the Net Adjustment Amount, pay the Net Adjustment Amount to the Representative for distribution to the Sellers, AWAC and the participants in the Phantom Equity Plan in accordance with Schedule I to this Agreement and Schedule I to the Phantom Equity Plan and (B) if the Net Adjustment Amount is negative, the Representative (on behalf of the Sellers, AWAC and the participants in the Phantom Equity Plan) shall promptly, but no later than five business days after such final determination, pay the Net Adjustment Amount to Purchaser.

Section 1.5.  Earnout Payments.

(a) [***] Sellers and AWAC shall be entitled to additional consideration from Purchaser (any such additional consideration an “Earnout Amount”) determined as follows:

(i)  [***]

(ii) [***]

[***] shall be delivered to the Representative for allocation among and delivery to the Sellers, AWAC and the participants in the Phantom Equity Plan in accordance with Schedule I to this Agreement and Schedule I to the Phantom Equity Plan. At Purchaser’s option, up to [***] may be satisfied by the issuance to Sellers, AWAC and the participants in the Phantom Equity Plan of unregistered shares of Parent Common Stock (allocated in accordance with Schedule I to this Agreement and Schedule I to the Phantom Equity Plan, which allocation shall be set forth in written instructions from the Representative to Purchaser) having an aggregate Fair Market Value equal to such portion of such Earnout Amount. For purposes of the preceding sentence, Fair Market Value will be determined as of the [***] Final Earnout Amount Determination Date. The shares of Parent Common Stock issued in satisfaction of any portion of an Earnout Amount are referred to as “Earnout Shares” and, together with the Initial Shares, as the “Parent Shares”. In no event will any Parent Shares be issued hereunder if the issuance of such Parent Shares would cause (A) the sum of (1) the total number of Parent Shares issued pursuant to this Agreement, (2) the number of shares of Parent Common Stock, if any, owned by Sellers, AWAC and the participants in the Phantom Equity Plan immediately prior to the Closing and (3) the shares of Parent Common Stock, if any, issued to Sellers, AWAC and the participants in the Phantom Equity Plan pursuant to employment-related incentive grants to exceed 19.9% of the number of shares of Parent Common Stock outstanding immediately prior to the Closing or (B) the voting power of the securities described in the preceding clauses (A)(1) through (3) to exceed 19.9% of the voting power of the voting securities of Parent outstanding immediately prior to the Closing. [***] Sellers and AWAC acknowledge and agree that neither Purchaser nor any other Person makes any guarantee or representation to Sellers nor to AWAC that any Earnout Amount will be realized. Any Earnout Amount that is paid in cash or Earnout Shares to Sellers or AWAC or their designees shall be treated as a component of the Purchase Price.

(b) Purchaser shall at its expense deliver to Representative within 90 days after the completion of:

[***]

[***]

(c) Purchaser shall provide Representative and the accounting firm selected by Representative on behalf of the Sellers and AWAC with reasonable access to all books and records and working papers to the extent reasonably necessary to enable Representative and such accounting firm to verify such calculations after the delivery thereof.

(d)  Such calculations shall be binding on the parties to this Agreement unless Representative, within 30 days after the delivery of the calculations by Purchaser to Representative, notifies Purchaser in writing that it objects to any item or computation in connection with the calculations and specify in reasonable detail the basis for such objection. If Representative delivers such a notice and Representative and Purchaser are unable to agree upon the calculations within 20 days after any notice of objection has been given by Representative to Purchaser, then at the election of either Purchaser or Representative, the dispute shall be submitted to the Neutral Accountant for a final determination in accordance with the procedures set forth in Section 1.4(b), which determination shall be final and binding upon the parties, absent fraud or manifest error. Sellers and AWAC on the one hand and Purchaser on the other hand shall each bear one-half of the fees, costs and expenses of the Neutral Accountant in the event such an election is made.

(e)  For purposes of this Agreement:

(i)  the “Average EBIT” shall equal [***]

[***]

(iii)  the "Final Average EBIT Amount" shall mean the Initial Average EBIT Amount, or such other amount as shall have been agreed to by Purchaser and Representative following a timely notice of objection as contemplated under this Section 1.5(e), or such other amount as determined by the Neutral Accountant; and

[***]

(f)   [***] the portion of an Earnout Amount that is satisfied by the issuance of shares of Parent Common Stock shall be delivered to Sellers, AWAC and the participants in the Phantom Equity Plan promptly after irrevocable instructions are given by Parent to its transfer agent to issue shares of Parent Common Stock to Sellers, AWAC and the participants in the Phantom Equity Plan in accordance with Schedule I to this Agreement and Schedule I to the Phantom Equity Plan and (y) Parent shall not be required to give such instructions until the third business day after Representative has notified Purchaser in writing of the address to which such shares of Parent Common Stock are to be delivered.

(g)  [***] (the “Earnout Period”), the Business shall be conducted as a going concern and in accordance with applicable Law and the operating standards set forth on Exhibit C hereto.

(h)  In the event of a merger, consolidation or other transaction prior to the Final Earnout Amount Determination Date (a “Conversion Transaction”) as a result of which substantially all of the outstanding shares of Parent Common Stock are converted into the right to receive, in whole or in part, equity securities, if such equity securities are traded on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market or another securities exchange or interdealer quotation system reasonably acceptable to the Representative (“Listed Equity Securities”), (i) any issued Parent Shares, including shares held pursuant to the Escrow Agreement, shall be eligible to participate in any Conversion Transaction on the same basis as other outstanding shares of Parent Common Stock and (ii) any portion of the Earnout Amount that would otherwise be permitted to be satisfied through the issuance of Parent Common Stock shall thereafter be permitted to be satisfied through the issuance of such Listed Equity Securities. For such purpose, such Listed Equity Securities shall be valued at their aggregate Fair Market Value as of the Final Earnout Amount Determination Date. [***]

(i)  [***]

Section 1.6.  Lock-Up Agreement. During the applicable Restricted Period neither the Representative, the Sellers, AWAC nor and the participants in the Phantom Equity Plan shall sell, pledge, hedge or otherwise dispose of any economic interest in any of the Parent Shares (including by entering into any covered or uncovered short transaction) except pursuant to and in accordance with the terms of a Conversion Transaction, in which event the restrictions contained in this Section 1.6 shall apply to any Listed Equity Securities issued in exchange for Parent Shares. “Restricted Period” means (i) with respect to the Initial Shares, the period ending on the first anniversary of the Closing Date and (ii) with respect to the Earnout Shares, if any, the period ending on the first anniversary of the [***] Final Earnout Amount Determination Date.

Section 1.7.   Transferability; Resale Registration; Registration Procedures; Rule 144; Legending of Parent Shares

(a)  (i) The Sellers and AWAC acknowledge that the Parent Shares are being acquired pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and that the Parent Shares may be transferred only pursuant to an effective registration statement or an exemption from registration under the Securities Act. Each Seller and AWAC represents that it is familiar with Rule 144 under the Securities Act. Neither any Seller nor AWAC shall be permitted to transfer any Parent Shares in the absence of an effective registration statement unless such Seller or AWAC, as the case may be, if reasonably requested by Parent, has furnished an opinion of counsel reasonably satisfactory to Parent that such disposition does not require registration of such Parent Shares under the Securities Act. Parent shall use its commercially reasonable efforts to cause opinions required by the Transfer Agent in connection with the transfer of Parent Shares by any Seller or AWAC to be provided to the Transfer Agent by counsel for Parent so long as such Seller or AWAC, as the case may be, and the broker involved in the transfer has furnished any certification reasonably requested by such counsel, and neither any Seller nor AWAC shall be required to provide a duplicative opinion.

(ii) [***]

(iii) In connection with the obligations of Parent with respect to a Resale Document, Parent shall:

(A) prepare and file with the SEC, as specified in this Agreement, a Resale Document that complies as to form in all material respects with the requirements of the SEC and includes all financial statements required by the SEC to be filed therewith;

(B) prepare and file with the SEC such amendments and post-effective amendments to the Resale Registration Statement as may be necessary to keep the Resale Registration Statement effective for the Applicable Period, respond as promptly as practicable to any comments received from the SEC with respect to the Resale Document or any amendment thereto, and comply with the provisions of the Securities Act with respect to the disposition of all Parent Shares covered by the Resale Document in accordance with the sellers’ intended method of disposition set forth in the Resale Document;

(C) furnish to the Sellers and AWAC, without charge, such number of copies of the Resale Document, and any amendments thereto, as such persons reasonably may request in order to facilitate the public sale or other disposition of the Parent Shares and Parent consents to such use;

(D) use commercially reasonable efforts to register or qualify the Parent Shares covered by the Resale Document under the securities or blue sky laws of such jurisdictions as the Sellers and AWAC may request to keep such registration or qualification effective during the Applicable Period, provided, however, that Parent shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(E) notify the Sellers and AWAC promptly (i) when a Resale Registration Statement has become effective and when any post-effective amendments thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Resale Registration Statement or the initiation of any proceedings for that purpose, (iii) of the happening of any event during the period a Resale Registration Statement is effective as a result of which the Resale Document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iv) upon the occurrence of any such event, use commercially reasonable efforts to prepare promptly a supplement or post-effective amendment to the Resale Registration Statement or the prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Parent Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(F) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Resale Registration Statement or any part thereof as promptly as possible;

(G) use commercially reasonable efforts to list all Parent Shares on each securities exchange or quotation system on which the Parent Common Stock is then listed; and

(H) pay, or cause to be paid, the expenses of the registration, provided that Parent shall not be required to pay any counsel or other advisory fees or expenses, or any underwriting discounts or commissions, incurred by Sellers or AWAC.

(iv) Parent covenants that, so long as it is subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), it will timely file reports required to be filed by it under the Exchange Act so as to enable the Sellers and AWAC to sell such Parent Shares pursuant to Rule 144 under the Securities Act. Parent further covenants that so long as the Sellers or AWAC own any of such Parent Shares, Parent shall upon request furnish a written statement that it has complied with the reporting requirements of the Exchange Act and such other reports and documents so filed by Parent as may be reasonably requested by the Sellers or AWAC in availing themselves of any rule or regulation permitting the selling of such Parent Shares without registration. In connection with any sale, transfer or other disposition by the Sellers or AWAC of any Parent Shares pursuant to the Resale Document or Rule 144 under the Securities Act, the Company shall cooperate with the Sellers and AWAC to facilitate the timely preparation and delivery of certificates representing Parent Shares to be sold and not bearing any legend, and enable certificates for such Parent Shares to be for such number of shares as the Sellers and AWAC may reasonably request at least two (2) business days prior to any sale of such Parent Shares.

(b) It is understood that the certificates evidencing the Parent Shares may bear a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

The certificates evidencing the Parent Shares may also bear any legends required by applicable blue sky laws.

(c) (i) Parent may, at its option, but without any obligation to do so, include in any non-underwritten registration of shares of Parent Common Stock any or all Parent Shares issued or to be issued for the account of the Sellers and AWAC hereunder. The inclusion of any Parent Shares that are subject to the restrictions set forth in Section 1.6 in a registration statement filed by Parent, or a prospectus supplement or amendment thereto, shall not affect the operation of Section 1.6 except as otherwise agreed by Parent in its sole discretion. For so long as any Parent Shares are included in an effective registration statement and during the period when Sellers and AWAC can make sales under such registration statement, the Sellers and AWAC agree not to dispose of such Parent Shares in a transaction that would require the filing of a Form 144. Any Parent Shares not included in an effective registration statement or, during the period when Sellers and AWAC cannot make sales under such registration statement, are so included may, subject to Section 1.6, be disposed of in a transaction under Rule 144 provided that the requirements of the rule are met and the applicable seller is not in possession of material, nonpublic information.

(ii) (A) Parent will indemnify and hold harmless, to the fullest extent permitted by law, the Sellers and AWAC, their officers, directors and agents, affiliates, advisors, brokers and employees, each person who controls any Seller or AWAC (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents, affiliates, advisors, brokers and employees of any such controlling person, from and against all losses, claims, damages or liabilities, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in a Resale Document arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation by Parent of any rule or regulation promulgated under the Securities Act applicable to Parent and relating to any action or inaction required by Parent in connection with any such registration, except to the extent the same are based upon information with respect to any Seller or AWAC furnished in writing to Parent by such Seller or AWAC expressly for use therein; and Parent will reimburse each such Person for any legal or other expenses reasonably incurred in connection with investigating any such claim that is asserted or overtly threatened; provided, however, that Parent will not be liable to such Seller or AWAC to the extent that any such losses, claims, damages or liabilities arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus contained in a Resale Registration Statement if either (x)(i) such Seller or AWAC failed to send or deliver a copy of the applicable prospectus and prospectus supplement, if any, with or prior to the delivery of written confirmation of the sale by such Seller or AWAC of a Parent Share to the person asserting the claim from which such losses, claims, damages or liabilities arise and (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission or (y) such untrue statement or alleged untrue statement or such omission or alleged omission is corrected in an amendment or supplement to the prospectus previously furnished by or on behalf of Parent with copies of the prospectus as so amended or supplemented delivered by Parent, and such Seller or AWAC thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Parent Share to the person asserting the claim from which such losses, claims, damages or liabilities arise; provided, further, however, that the indemnity agreement contained in this Section 1.7(c)(ii)(A) will not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of Parent (which consent will not be unreasonably withheld). The rights of the Sellers and AWAC hereunder will not be exclusive of the rights of the Sellers and AWAC under any other agreement or instrument.

(B) Each Seller and AWAC will indemnify and hold harmless, to the fullest extent permitted by law, Parent and its Affiliates (including, from and after the Closing, the Companies (other than AWAC)), the officers, directors and agents, affiliates, advisors, brokers and employees of each such Person, each underwriter of securities covered by a Resale Document, each person who controls any such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, agents, affiliates, advisors, brokers and employees of any such underwriter or controlling person, from and against all losses, claims, damages or liabilities, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in a Resale Document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent the same are contained in information with respect to such holder furnished in writing to Parent by such Seller or AWAC, as applicable, expressly for use therein; and each Seller and AWAC will reimburse each such Person for any legal or other expenses reasonably incurred in connection with investigating any such claim that is asserted or overtly threatened; provided, however, that the indemnity agreement contained in this Section 1.7(c)(ii)(B) will not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of such Seller or AWAC, as applicable (which consent will not be unreasonably withheld). The rights of Parent and its Affiliates hereunder will not be exclusive of the rights of Parent and its Affiliates under any other agreement or instrument. In no event will the liability of any Seller or AWAC hereunder be greater in amount than the dollar amount of proceeds (net of payment of all expenses and underwriters' discounts and commissions) received by such Seller or AWAC, as applicable, upon the sale of the Parent Shares giving rise to such indemnification obligation.

(d) Upon the execution of an undertaking by each participant in the Phantom Equity Plan to comply with the obligations and agreements of each Seller and AWAC pursuant to this Section 1.7, such participant shall be entitled to the benefits of the covenants granted to the Sellers and AWAC pursuant to this Section 1.7.

Section 1.8.  Authority of Representative. Each Seller and AWAC hereunder irrevocably appoints the Representative to represent it and act as its attorney-in-fact and agent with respect to any and all matters relating to, arising out of, or in connection with, the Transaction Documents, including for purposes of (i) any action taken or omitted on behalf of such Seller or AWAC thereunder, (ii) any adjustment, disposition, settlement or other handling of any amounts or claims under Sections 1.4 and 1.5 and all rights or obligations arising under Article VIII, (iii) effecting service of process and (iv) effecting any waiver or amendment of a Transaction Document. Except to the extent otherwise explicitly set forth herein or in any other Transaction Documents, all actions, omissions, notices, communications and determinations by or on behalf of a Seller or on behalf of AWAC shall be given or made by the Representative and all such actions, omissions, notices, communications and determinations by the Representative pursuant or with respect to any provision of a Transaction Document shall conclusively be deemed to have been authorized by, and shall be binding upon and made on behalf of such Seller or AWAC. Parent and Purchaser shall be entitled to rely on any action or decision of Representative as the act, omission, notice, communication or determination of each Seller and AWAC. The Sellers and AWAC hereby agree to jointly and severally indemnify and hold harmless the Representative from and against (i) any Losses incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance, performance or nonperformance of his duties hereunder and (ii) any related out-of-pocket costs and expenses (including reasonable attorneys' fees). If the person serving as the Representative dies or becomes legally disabled, an individual selected by a majority-in-interest of the rights to allocations of consideration pursuant to Schedule I will be elected as the successor Representative. The Representative shall have sole responsibility for allocating the Purchase Consideration among Sellers, AWAC and the participants in the Phantom Equity Plan and neither Parent, Purchaser nor any of their affiliates (including, following the Closing, IHS and iProcert) shall have any obligation or liability therefore whatsoever. Notwithstanding the preceding sentence, IHS shall be responsible for reporting payments of cash and stock to the participants in the Phantom Equity Plan as compensation for tax purposes and shall comply with applicable income and payroll tax withholding obligations in respect of such compensation income.

Section 1.9.  Assumption of Assumed AWAC Liabilities. Subject to the terms and conditions set forth herein, at the Closing, Purchaser shall assume and agree to pay and discharge when due solely the following liabilities and obligations of AWAC (collectively, the “Assumed AWAC Liabilities”) (i) liabilities and obligations of AWAC under Contracts included in the AWAC Assets that, by the terms of such Contracts, arise after the Closing (other than by virtue of a default or violation of any Contract occurring prior to the Closing), relate to periods following the Closing and are to be observed, paid, discharged, or performed as the case may be, at any time after the Closing, and (ii) the ordinary course operating liabilities of AWAC's business. Purchaser shall not be responsible for any Liabilities, obligations or commitments of AWAC, including any Tax Liabilities (whether or not incurred in the ordinary course of business) that are not specifically set forth in the immediately preceding sentence (collectively, the “Excluded Liabilities”).

Section 1.10.  Cain Brothers Payments. The Companies and Cain Brothers & Company, LLC (“Cain Brothers”) are parties to that certain engagement letter dated as of November 9, 2006 (the “Engagement Letter”), pursuant to which the Companies are obligated to pay certain commissions and fees to Cain Brothers (“Cain Fees”) in the event the transactions contemplated by this Agreement are consummated. Such Cain Fees are payable upon (i) payment of the Net Closing Amount to Sellers and AWAC, and (ii) payment of any Earnout Amounts to the Sellers and AWAC. Prior to the date hereof, Cain Brothers, the Companies and the Sellers have entered into an agreement pursuant to which Cain Brothers has (a) agreed that all Cain Fees shall be payable by Sellers and AWAC and not IHS or iProcert and (b) waived any and all claims against IHS, iProcert and Purchaser in connection with the Engagement Letter and the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS AND WARRANTIES REGARDING THE SELLERS

Each Seller (other than with respect to Section 2.5(b)) and AWAC (with respect to Section 2.5(b)) represents and warrants to Purchaser that the following statements are correct and complete as of the date hereof and as of the Closing Date.

Section 2.1.  Authorization of Transactions. Such Seller (or, if a minor, the Representative on such Seller’s behalf) has full power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform such Seller's obligations hereunder and thereunder. This Agreement and each other Transaction Document constitutes the valid and legally binding obligation of such Seller, enforceable in accordance with its terms and conditions.

Section 2.2.  Conflicts; Consents of Third Parties. The execution and delivery by such Seller of this Agreement and the other Transaction Documents to which such Seller is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by such Seller with the provisions hereof or thereof will not (i) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which such Seller is a party or by which such Seller or such Seller's properties or assets is bound, or require a Consent from any Person in order to avoid any such conflict, violation, breach, termination or default; (ii) violate any Law or any Order by which such Seller is bound; (iii) result in the creation of any Lien upon the properties or assets of such Seller; or (iv) if such Seller is other than an individual, conflict with, or result in the breach of, any provision of the certificate of incorporation or bylaws or comparable organizational documents (collectively, “Organizational Documents”) of such Seller. No governmental franchise, easement, permit, right, application, filing, registration, license or other authorization (each a “Permit”), Order, waiver, declaration or filing with, or notification to any Person, including without limitation any Governmental Body, is required on the part of such Seller in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by such Seller with any of the provisions hereof or thereof.

Section 2.3.  Broker’s Fees. Except as set forth in Section 1.10, such Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Company or the Purchaser could become liable or obligated. Such Seller shall be solely responsible for any obligations described in this Section 2.3 or Section 1.10 and will indemnify and hold the Purchaser Indemnitees (as defined below) harmless from and against any Losses (as defined below) resulting from or arising out of or any such obligations or matters.

Section 2.4.  Equity Securities. Such Seller holds of record and owns beneficially the Membership Interests and shares of Capital Stock set forth next to such Seller's name on Schedule I free and clear of any Lien. Such Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any membership interest of iProcert or any capital stock of IHS (other than this Agreement). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any membership interest of iProcert or any capital stock of IHS.

Section 2.5 Private Placement. (a) Such Seller is an “accredited investor” within the meaning of Rule 501 under the Securities Act and has sufficient knowledge and experience in investing in companies similar to Parent in terms of Parent's market capitalization and other relevant factors so as to be able to evaluate the risks and merits of his investment in Parent and he is able financially to bear the risks thereof. Such Seller has had an opportunity to discuss the terms of the offering and sale of the Parent Shares and Parent's business, management and financial affairs with Parent's management and to obtain any additional information regarding the foregoing which Parent possesses or can acquire without unreasonable effort or expense. The Parent Shares to be issued to such Seller are being acquired for such Seller’s own accounts and not with a view to, or the intention of, any distribution in violation of the Securities Act or any applicable state securities laws. Such Seller understands that (i) the Parent Shares have not been registered under the Securities Act by reason of the issuance of the Shares in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Parent Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Parent Shares will bear a legend to such effect and (iv) Parent will issue stop transfer instructions to its transfer agent to such effect.

(b) AWAC is an “accredited investor” within the meaning of Rule 501 under the Securities Act and has sufficient knowledge and experience in investing in companies similar to Parent in terms of Parent's market capitalization and other relevant factors so as to be able to evaluate the risks and merits of his investment in Parent and he is able financially to bear the risks thereof. AWAC has had an opportunity to discuss the terms of the offering and sale of the Parent Shares and Parent's business, management and financial affairs with Parent's management and to obtain any additional information regarding the foregoing which Parent possesses or can acquire without unreasonable effort or expense. The Parent Shares to be issued to AWAC are being acquired for AWAC’s own accounts and not with a view to, or the intention of, any distribution in violation of the Securities Act or any applicable state securities laws. AWAC understands that (v) the Parent Shares have not been registered under the Securities Act by reason of the issuance of the Shares in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (vi) the Parent Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (vii) the Parent Shares will bear a legend to such effect and (viii) Parent will issue stop transfer instructions to its transfer agent to such effect.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANIES

The Companies and the Sellers represent and warrant to Purchaser jointly and severally that, except as set forth in the Disclosure Schedule attached hereto (the “Disclosure Schedule”), the following statements are correct and complete as of the date hereof and as of the Closing Date. The Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the representation and warranty as to which such exception shall apply, provided that the disclosures in the Disclosure Schedule that are set forth expressly therein with particularity will apply to all representations and warranties. The inclusion of an item in the Disclosure Schedule as an exception to the representation or warranty shall not be deemed an admission by the Sellers or the Company that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

Section 3.1.  Organization and Good Standing. Each of the Companies is a corporation or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate (or equivalent) power and authority to own, lease and operate its properties and to carry on its business. Each of the Companies is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a Company Material Adverse Effect. Section 3.1 of the Disclosure Schedule sets forth a true, correct and complete list of each jurisdiction in which each of the Companies is qualified or authorized to do business as a foreign corporation.

Section 3.2.  Authorization and Enforceability. Each Company has all requisite power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Company of each of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate (or equivalent) action on the part of the Company. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each Company and constitute legal, valid and binding obligations of each Company, enforceable against such Company in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.3.  Capitalization; Subsidiaries. The authorized capital stock of IHS consists of 100,000 shares of Common Stock, par value $1.00 per share, of which 200 shares are issued and outstanding and no shares are held in treasury. The authorized capital stock of AWAC consists of 100,000 shares of Common Stock, par value $1.00 per share, of which 200 shares are issued and outstanding and no shares are held in treasury. 200 membership interests of the iProcert are issued and outstanding. All outstanding shares of Common Stock of IHS and AWAC have been duly and validly authorized and issued, are fully paid and nonassessable, and all such shares are held of record and owned beneficially by the Sellers in the proportions set forth on Schedule I. All outstanding membership interests of iProcert have been duly and validly authorized and issued, are fully paid and nonassessable, and all such membership interests are held of record and owned beneficially by the Sellers in the proportions set forth on Schedule I. No shares of Common Stock of IHS or AWAC or membership interests of iProcert have been issued in violation of any preemptive rights. None of the Companies has any outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, preemptive rights or other contracts or commitments that could require any Company to issue, sell, or otherwise cause to become outstanding any of its capital stock or membership interests, as applicable, or securities convertible or exchangeable for, or any options, warrants, or rights to purchase, any of such capital stock or membership interests, as applicable. There are no outstanding obligations of any Company to repurchase, redeem or otherwise acquire any of its capital stock or membership interests. There are no outstanding or authorized appreciation, phantom equity, profit participation or similar rights with respect to any Company. Section 3.3 of the Disclosure Schedule sets forth any direct or indirect interest in any corporation, partnership, joint venture or other Person owned by any Company.

Section 3.4.  Company Records.

(a) Each of the Companies has delivered to Purchaser true, correct and complete copies of the certificate of incorporation or other applicable charter documents (certified by the Secretary of State or other appropriate official of the applicable jurisdiction of organization) and by-laws (certified by the secretary, assistant secretary or other appropriate officer) of such Company.

(b) The minute books of each of the Companies previously made available to Purchaser contain complete and accurate records in all material respects of all meetings and reflect all other corporate action of the members and board of directors of each such Company. The ownership records of the Companies previously made available to Purchaser are true, correct and complete. All stock transfer taxes levied or payable with respect to all transfers of interests of each of the Companies prior to the date hereof have been paid and appropriate transfer tax stamps affixed where required.

(c) Each of the Companies maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The books, records and accounts of each of the Companies accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such entity with respect to its business. None of the Companies has engaged in any material transaction with respect to its business, maintained any bank account for its business or used any of its funds, except for transactions, bank accounts and funds which have been and are reflected in all material respects in its normally maintained books, records and accounts.

Section 3.5.  Conflicts; Consents of Third Parties. The execution and delivery by each Company of this Agreement and the other Transaction Documents to which it is a party, the consummation of the transactions contemplated hereby or thereby, and compliance by each Company with the provisions hereof or thereof will not (i) conflict with, or result in the breach of, any provision of the Organizational Documents of any Company; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which any Company is a party or by which any Company or its properties or assets is bound, or require a Consent from any Person in order to avoid any such conflict, violation, breach, termination or default; (iii) violate any Law or any Order by which any Company is bound; or (iv) result in the creation of any Lien upon the properties or assets of any Company, excluding from the foregoing clauses (ii) and (iii) such conflicts, breaches, terminations, defaults, violations, Liens or other matters that would not have a Company Material Adverse Effect. No Permit, Order, waiver, declaration or filing with, or notification to any Person, including without limitation any Governmental Body, is required on the part of any Company in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by any Company with any of the provisions hereof or thereof.

Section 3.6.  Financial Statements. Included in Section 3.6 of the Disclosure Schedule are (i) the audited balance sheets of the Companies as at December 31, 2004, 2005 and 2006 and the related audited statements of income and of cash flows of the Companies for the years then ended and (ii) the unaudited balance sheet of the Companies (the “Balance Sheet”) as at May 31, 2007 (the “Balance Sheet Date”) and the related statements of income and cash flows of the Companies for the 5-month period then ended and for the comparable periods in the prior year (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Financial Statements”). The Financial Statements have been prepared from the books and records of the Companies and fairly present in all material respects the financial position and results of operations, shareholders’ equity and cash flows of the Companies as at the dates and for the periods reflected thereon in accordance with GAAP applied on a consistent basis throughout the periods indicated, except as may be indicated in the notes thereto and except, in the case of the unaudited financial statements, for the failure of the unaudited financial statements to include the footnotes required by GAAP, and subject to normal year-end audit adjustments. The financial forecasts for the Companies for the fiscal years 2007 and 2008 included in Section 3.6 of the Disclosure Schedule (the “Projections”) were prepared based upon assumptions that management believes to be reasonable and reflect management’s good faith best estimate of the projected operating performance of the Companies for such periods. Purchaser acknowledges and agrees that (i) neither the Companies nor the Sellers make any guarantee or representation that the results estimated in the Projections will be realized, (ii) the factors upon which the assumptions and estimate were based may change from the date hereof and (iii) the results estimated in the Projections may differ materially from actual results.

Section 3.7.  No Undisclosed Liabilities. No Company has any material Liabilities except (a) to the extent specifically reflected and accrued for or specifically reserved against in the Balance Sheet and (b) for Liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business consistent with past custom and practice.

Section 3.8.  Absence of Certain Developments. Since December 31, 2006 (and, with respect to clause (e) below, December 31, 2005):

(a)  there has not been any Company Material Adverse Change nor has there occurred any event which is reasonably likely to result in a Company Material Adverse Change;

(b)  there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property and assets of any Company having a replacement cost of more than $10,000 for any single loss or $25,000 in the aggregate for any related losses;

(c)  none of the Companies has made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, incentive, retention or other compensation, retirement, welfare, fringe or severance benefit or vacation pay, to or in respect of any director, officer, employee, distributor or agent of any Company, other than increases in the ordinary course of business consistent with past practice in the base salaries of employees of any Company other than officers or senior managers;

(d)  none of the Companies has entered into any employment, deferred compensation, severance or similar agreement (nor amended any such agreement);

(e)  there has not been any change by any Company in accounting or Tax reporting principles, methods or policies or any settlement of any Tax controversy;

(f)  none of the Companies has conducted its business other than in the ordinary course consistent with past practice;

(g)  none of the Companies has entered into any other material transaction;

(h)  none of the Companies has hired employees or engaged independent contractors to provide services for clients of any Company other than in the ordinary course of business consistent with, and at a level consistent with, past practice;

(i)  none of the Companies has breached any Contract in any material respect;

(j)  none of the Companies has failed to promptly pay and discharge current Liabilities except where disputed in good faith in an appropriate manner;

(k)  none of the Companies has made any loans, advances or capital contributions to, or investments in, any Person or paid any fees or expenses to any Affiliate of any Company other than intercompany transactions in the ordinary course of business consistent with past practice;

(l)  none of the Companies has mortgaged, pledged or subjected to any Lien any of its assets, or acquired any assets or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets of any Company except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with past practice;

(m)  none of the Companies has discharged or satisfied any Lien, or paid any obligation or Liability, except in the ordinary course of business consistent with past practice;

(n)  none of the Companies has canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Contract or right except in the ordinary course of business consistent with past practice and which, in the aggregate, are not material to any Company;

(o)  none of the Companies has made or committed to make any capital expenditures or capital additions or improvements in excess of $50,000 individually or in the aggregate, except as set forth in the Disclosure Schedule, or otherwise in the ordinary course of business consistent with past practices;

(p)  none of the Companies has entered into any prepaid services transactions with any of its customers or otherwise accelerated revenue recognition or the sales of its services for periods prior to the Closing;

(q)  except for the iProcert Operating Agreement, none of the Companies has amended any of its Organizational Documents;

(r)  none of the Companies has issued any equity securities or any security exercisable or exchangeable for or convertible into equity securities of such Company; and

(s)  none of the Companies has entered into any agreements to do or perform in the future any actions referred to in this Section 3.8 which have not been consummated as of the date hereof.

Section 3.9.  Taxes.

(a)  Each Company has timely filed with the appropriate taxing authorities all Tax Returns that it has been required to file. All such Tax Returns are true, correct and complete in all material respects. All Taxes owed by each Company (whether or not shown on any Tax Return) have been paid. Adequate reserves have been established on the Financial Statements to provide for the payment of any Taxes which are not yet due and payable with respect to any Company for taxable periods or portions thereof ending on or before December 31, 2006. None of the Companies is the beneficiary of any extension of time within which to file any Tax Return. No written claim has ever been made by an authority with respect to a Company in a jurisdiction where such Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any Company that have arisen in connection with any failure (or alleged failure) to pay any Tax.

(b)  Each Company has withheld and paid to the appropriate taxing authority or other Governmental Body all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)  None of the Companies has waived or extended any statute of limitations in respect of Taxes or agreed to any extension of time with respect to the assessment, payment or collection of any Tax.

(d)  To the extent that any Company incurs Taxes after the date hereof with respect to periods or portions thereof ending on or prior to the Closing Date, such Company shall pay all such Taxes on or prior to the Closing Date in compliance with all applicable laws and regulations, or if such Taxes are not yet due and payable on such date, the amount of such Taxes shall be accrued for purposes of preparation of the Closing Statement.

(e)  None of the properties or assets of any Company is property which, for Tax purposes, is required to be treated as owned by another Person. None of the Companies is an obligor on, and none of its assets have been financed directly or indirectly by, any tax-exempt bonds. No property or assets of any Company is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(f)  No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority or other Governmental Body against any Company. There has not been, within the past five calendar years, an audit, examination or written notice of potential examination of any Tax Returns filed by any Company.

(g)  There is no action, suit, examination, investigation, Governmental Body proceeding, or audit or claim for refund in progress, pending, proposed or, to the Knowledge of the Companies, threatened against or with respect to any Company regarding Taxes.

(h)  None of the Companies has agreed to or been required to make any adjustment pursuant to Section 481(a) of the Code or any corresponding provision of state, local or foreign law by reason of any change in accounting method initiated by it or on its behalf; no taxing authority has proposed any such adjustment or change in accounting method; and none of the Companies has an application pending with any taxing authority requesting permission for any change in accounting method. None of the Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code in taxable income for any taxable period (or portion thereof) beginning after the Closing or (B) as a result of any “closing agreement,” as described in Section 7121 of the Code, to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing.

(i)  None of the Companies has been a member of an affiliated group (as defined in Section 1504 of the Code), or filed or been included in a combined, consolidated or unitary income Tax Return, and none of the Companies is a partner, member, owner or beneficiary of any entity treated as a partnership or a trust for Tax purposes. None of the Companies has liability for Taxes of any person under Treasury Regulations Section 1.1502-6 or similar state or local laws, as a successor or transferee, by contract or otherwise.

(j)  None of the Companies is a party to or bound by any Tax allocation or Tax sharing agreement and has no contractual obligation to indemnify any other Person with respect to Taxes.

(k)  None of the Companies is nor has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(l)  True, correct and complete copies of all income and sales Tax Returns filed by or with respect to the Companies for taxable periods ending on or after December 31, 2003 have been furnished or made available to Purchaser.

(m)  None of the Companies has participated in any reportable transaction as contemplated in Treasury Regulations Section 1.6011-4.

(n)  None of the Companies has taken any action that could defer a liability for Taxes of such Company from any taxable period ending on or before the Closing Date to any taxable period ending after such date.

(o)  None of the Companies is required to include any item of income for any taxable period ending after the Closing as a result of an installment sale or open transaction entered into on or prior to Closing Date.

(p)  Except for the distribution by IHS of the capital stock of AWAC to its shareholders on January 1, 2000, none of the Companies has distributed any equity or had any equity distributed in transaction that could be governed in whole or part by Section 355 or 361 of the Code.

(q)  None of the Companies is subject to Tax, nor does it have a permanent establishment, in any foreign jurisdiction.

(r)  None of the Companies has any pending ruling requests filed by it or on its behalf with any taxing authority or Governmental Body.

(s)  None of the Companies has ever been a personal holding company within the meaning of Section 542 of the Code.

(t) iProcert has never elected to be taxed as a corporation pursuant to Treasury Regulations Section 301.7701-3, has never been a publicly traded partnership within the meaning of Section 7704(b) of the Code and has since inception been treated as a partnership for federal and state income tax purposes.

Section 3.10.  Real Property. None of the Companies owns in fee any real property or interest in real property. Section 3.10 of the Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by any Company (individually, a “Real Property Lease” and the real properties specified in such leases being referred to herein individually as a “Company Property” and collectively as the “Company Properties”) as lessee. The Company Property constitutes all interests in real property currently used or currently held for use in connection with the Business or which are necessary for the continued operation of the Business as the Business is currently conducted. The applicable Company has a valid and enforceable leasehold interest under each of the Real Property Leases, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). None of the Companies has received any written notice of any material default or event that with notice or lapse of time, or both, would constitute a material default under any of the Real Property Leases and the applicable Company and, to the Company's Knowledge, each other party thereto is in compliance with all obligations of such party thereunder. The Companies have delivered or otherwise made available to Purchaser complete copies of the Real Property Leases, together with all amendments, modifications or supplements, if any, thereto.

Section 3.11.  Tangible Personal Property; Title; Sufficiency of Assets.

(a)  Section 3.11 of the Disclosure Schedule lists all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $10,000 relating to personal property used by any Company or to which any Company is a party or by which the properties of any Company are bound. The Companies have delivered or otherwise made available to the Purchaser complete copies of the Personal Property Leases, together with all amendments, modifications or supplements thereto.

(b)  Each Company has a valid leasehold interest under each of the Personal Property Leases under which it is a lessee, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and there is no material default under any Personal Property Lease by any Company, or, to the Knowledge of the Companies, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default thereunder, and each Company, and to the Knowledge of the Companies, each other party thereto is in compliance with all obligations of such Company or such other party, as the case may be, thereunder.

(c)  Each Company has good and marketable title to all its assets as of the date hereof (which include, without limitation, all of the assets reflected in the Balance Sheet), free and clear of any and all Liens other than the Permitted Encumbrances. All tangible personal property included in such assets, and all of the items of tangible personal property used by any Company under the Personal Property Leases, are in working order and in a state of good maintenance and repair (ordinary wear and tear excepted) and are suitable for the purposes used. The assets of the Companies include all assets, rights and interests used in or reasonably required for the continued conduct of the Business by the Companies as currently conducted.

Section 3.12.  Intellectual Property.

(a)  The Companies own, free and clear from all Liens (other than Permitted Encumbrances) or otherwise possess legally enforceable rights to use all of the Intellectual Property reasonably necessary to the conduct of business of the Companies as currently conducted. The Intellectual Property owned by the Companies (“Owned Intellectual Property”) and the Intellectual Property licensed to the Companies comprise all of the Intellectual Property that is used or reasonably required for the continued conduct of in the business of the Companies as currently conducted.

(b)  Section 3.12(b)(i) of the Disclosure Schedule sets forth a true, complete and correct list of all Owned Intellectual Property for which a registration or application has been filed with a Governmental Body, including patents, trademarks, service marks and copyrights, issued by or registered with, or for which any application for issuance or registration thereof has been filed with, any Governmental Body. Section 3.12(b)(ii) of the Disclosure Schedule sets forth a complete and correct list of all trademarks, service marks and other trade designations that are Owned Intellectual Property and not otherwise identified in Section 3.12(b)(i) of the Disclosure Schedule. Section 3.12(b)(iii) of the Disclosure Schedule also sets forth a complete and correct list of all written or oral licenses and arrangements (other than ordinary course licenses of commercially available software), (A) pursuant to which the use by any Person of Intellectual Property is permitted by any Company or (B) pursuant to which the use by any Company of Intellectual Property is permitted by any Person (collectively, the “Intellectual Property Licenses”). The Intellectual Property Licenses are in full force and effect.

(c)  The continued operation of the Business as presently conducted does not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any intellectual property rights of third parties except as would not reasonably be expected to have a Company Material Adverse Effect.

(d)  There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Knowledge of the Companies, threatened, that challenges the rights of any Company in respect of any Owned Intellectual Property, or claims that any default exists under any Intellectual Property License.

(e)  All of the copyrights in any of the products of any Company (including but not limited to any works of authorship incorporated in or distributed with such products) are owned by or licensed to such Company and, if licensed, are subject to Intellectual Property Licenses that are in full force and effect.

(f)  None of the Companies has created any Intellectual Property under contract with U.S. government customers.

(g)  Section 3.12(g) of the Disclosure Schedule lists all employees of the Companies and all other Persons who have been involved in the development of Owned Intellectual Property, including computer programs and software (including source code, object code and databases). Except as specified in Section 3.12(g) of the Disclosure Schedule, all such employees and other Persons have entered into confidentiality and assignment of inventions agreements substantially in the form included in Section 3.12 of the Disclosure Schedule.

Section 3.13.  Contracts. (a) Section 3.13 of the Disclosure Schedule sets forth all of the following types of Contracts to which any Company is a party or by which it is bound and categorizes such Contracts by the types described below: (i) Contracts relating to the employment of any Person, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement, retention, severance, or change of control arrangement; (ii) Contracts other than those described in clause (i) with any current or former officer, director or employee of any Company, or any Affiliate of any Company or any such Person; (iii) Contracts with any employee or labor union or association representing any employee; (iv) Contracts relating to capital expenditures other than Contracts not exceeding $25,000 individually or $50,000 in the aggregate; (v) Contracts entered into within the last five years relating to the acquisition or disposition of any equity interests in or, except in the ordinary course of business, assets of any Person; (vi) joint venture or partnership agreements; (vii) Contracts limiting the ability of any Company to engage in any line of business or to compete with any Person or to conduct business in any geographical area or to solicit any Person for employment; (viii) Contracts relating to the confidentiality or limitation on use of any information; (ix) Contracts relating to any Indebtedness of any Company (other than accounts payable to trade creditors in the ordinary and usual course of business consistent with past custom and practice), including credit facilities, promissory notes, security agreements, and other credit support arrangements; (x) Contracts relating to any loan (other than accounts receivable from trade debtors in the ordinary and usual course of business consistent with past custom and practice) or advance to (other than ordinary course travel allowances to the employees of any Company), or investments in, any Person; (xi) Contracts relating to any guarantee or other contingent Liability in respect of any Indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary and usual course of business consistent with past custom and practice); (xii) all customer Contracts pursuant to which aggregate payments exceeding $10,000 are to be made to the Companies; (xiii) any license agreement relating in whole or in part to Intellectual Property (other than standard “off-the-shelf” or “shrink-wrap” license agreements); and (xiv) all other material Contracts. There are no outstanding powers of attorney executed on behalf of any Company.

(b) Complete copies of the items required to be set forth in Section 3.13 of the Disclosure Schedule have previously been furnished to Parent. All of the Companies' Contracts (including all Real Property Leases) shall, following the Closing, remain enforceable by the applicable Company and, to the Knowledge of the Company, binding on the other parties thereto, without the Consent of any third party. None of the Companies is in material default, nor has any event occurred which, with the giving of notice or the passage of time or both, would constitute a material default, under any Contract or any other obligation owed by any Company, and, to the Knowledge of the Company, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a material default by any other party to any such Contract. Each of the Contracts disclosed in Section 3.13 of the Disclosure Schedule is in full force and effect, is valid and enforceable in accordance with its terms and, to the Knowledge of the Companies, is not subject to any claims, charges, setoffs or defenses.

Section 3.14.  Employee Benefits.

(a)  Section 3.14 of the Disclosure Schedule sets forth a complete and correct list of (i) all “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any other pension plans or employee benefit agreements, arrangements, programs or payroll practices (including without limitation severance pay, other termination benefits or compensation, vacation pay, company awards, salary continuation for disability, sick leave, retirement, deferred compensation, bonus or other incentive compensation, stock purchase arrangements or policies, hospitalization, medical insurance, life insurance and scholarship programs) under which any Company has any material liability, whether contingent or otherwise (“Employee Benefit Plans”). Section 3.14 of the Disclosure Schedule identifies, in separate categories, Employee Benefit Plans that are (i) subject to Section 4063 and 4064 of ERISA (“Multiple Employer Plans”), (ii) multiemployer plans (as defined in Section 4001(a)(3) of ERISA) (“Multiemployer Plans”) or (iii) “benefit plans”, within the meaning of Section 5000(b)(1) of the Code providing continuing benefits after the termination of employment (other than as required by Section 4980B of the Code or Part 6 of Title I of ERISA or similar state or local law).

(b)  No Employee Benefit Plan is (i) a defined benefit plan subject to Title IV of ERISA, (ii) a Multiemployer Plan or (iii) a Multiple Employer Plan.

(c)  Each of the Employee Benefit Plans intended to qualify under Section 401 of the Code (“Qualified Plans”) and has received a determination letter from the IRS to such effect and the trusts maintained thereto are exempt from federal income taxation under Section 501 of the Code and nothing has occurred or is expected to occur with respect to the operation of any such plan which would reasonably be expected to cause the loss of such qualification or exemption.

(d)  All material contributions and premiums required by Law or by the terms of any Employee Benefit Plan or any agreement relating thereto have been timely paid.

(e)  There has been no material violation of or material failure to comply with ERISA or the Code with respect to the filing of applicable returns, reports, documents and notices regarding any of the Employee Benefit Plans with the DOL, the IRS, the PBGC or any other Governmental Body or the furnishing of such notices or documents to the participants or beneficiaries of the Employee Benefit Plans.

(f)  True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans, have been delivered to or made available to Purchaser: (A) any plans and related trust documents (all amendments thereto), investment management agreements, administrative service contracts, group annuity contracts, insurance contracts, collective bargaining agreements and employee handbooks, (B) the most recent Forms 5500 for the past three years and schedules thereto, (C) the most recent financial statements and actuarial valuations for the past three years, (D) the most recent IRS determination letter, (E) the most recent summary plan descriptions (including letters or other documents updating such descriptions) and (F) written descriptions of all non-written agreements relating to the Employee Benefit Plans.

(g)  There are no pending Legal Proceedings which have been asserted or instituted or, to the Knowledge of the Companies, threatened against any of the Employee Benefit Plans, the assets of any such plans or of any related trust or any Company, the plan administrator or any fiduciary of the Employee Benefit Plans with respect to the operation of such plans (other than routine benefit claims), and there are no facts or circumstances which could form the basis for any such Legal Proceeding. No Employee Benefit Plan is under audit or investigation by the IRS, DOL, or any other Government Body and no such completed audit, if any, has resulted in the imposition of Tax, interest, or penalty.

(h)  Except as disclosed in Section 3.14 of the Disclosure Schedule, each of the Employee Benefit Plans complies in all material respects with its terms and all provisions of applicable Law, including ERISA and the Code, and all reporting requirements have been satisfied on a timely basis.

(i)  Each Company which maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code and each plan sponsor or administrator is in material compliance with the COBRA reporting, disclosure, notice, election, and other benefit continuation and coverage requirements of Section 4980B of the Code or Part 6 of Title I of ERISA and the applicable regulations thereunder and any comparable state laws.

(j)  None of the Companies, nor to the knowledge of the Companies, a “party in interest” or “disqualified person” with respect to the Employee Benefit Plans has engaged in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA which has subjected or could subject any Company, Purchaser, Parent or any trustee, administrator or other fiduciary to a material tax penalty on such prohibited transaction.

(k)  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

(l)  No security issued by any Company forms or has formed any part of the assets of any Employee Benefit Plan.

(m)  The consummation of the transactions contemplated by this Agreement will not give rise to any liability for termination of any agreements related to any Employee Benefit Plan.

(n)  No amounts payable under any Employee Benefit Plan or any other agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

(o)  Each Employee Benefit Plan that purports to provide benefits which qualify for tax-favored treatment under Sections 79, 105, 106, 117, 120, 125, 127, 129, and 132 of the Code satisfies the requirements of said Section(s).

(p)  Each Employee Benefit Plan or any other agreement that purports to defer income complies with Section 409A of the Code.

(q)  Each Employee Benefit Plan, its related trust and insurance agreement may be unilaterally amended or terminated on no more than 90 days notice.

Section 3.15.  Labor.

(a)  None of the Companies is or has been a party to any labor or collective bargaining agreement.

(b)  No labor organization or group of employees of any Company has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Companies, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving any Company pending or, to the Knowledge of the Companies, threatened by any labor organization or group of employees of any Company.

(c)  There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) grievances or other labor disputes pending or, to the Knowledge of any Company, threatened against any Company. There are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Companies, threatened by or on behalf of any employee or group of employees of any Company.

(d)  There are no complaints, charges or claims against any Company pending or, to the Knowledge of the Companies, threatened which would reasonably be expected to be brought or filed, with any public or Governmental Body based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Company, of any individual.

(e)  Each of the Companies is in compliance in all material respects with all Laws and Orders relating to the employment of labor, including all such Laws and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state, local or foreign “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, worker’s compensation, payment of overtime wages and the collection and payment of withholding and/or social security taxes and any similar tax.

(f)  To the Knowledge of the Companies, no executive, key employee, or group of employees currently has any plans to terminate employment with any Company independently of or as a result of this Agreement.

Section 3.16.  Litigation. Except as set forth in Section 3.16 of the Disclosure Schedule, there is no suit, action, proceeding, investigation, complaint or claim pending or, to the Knowledge of the Companies, threatened against any Company (or pending or threatened against any of the officers, directors or key employees of any Company in relation to any Company or its business) before any court or other Governmental Body or any arbitral tribunal, nor is there any basis for any such suit, action, proceeding, investigation, complaint or claim. None of the Companies has received any written opinion or memorandum or legal advice from legal counsel retained by any Company to the effect that it is exposed, from a legal standpoint, to any material Liability. None of the Companies is engaged in any legal action to recover monies due it or for damages sustained by it. Section 3.16 of the Disclosure Schedule sets forth a list of all closed litigation matters to which any Company was a party during the five (5) years preceding the date hereof, the date such litigation was commenced or concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment). None of the Companies is subject to any Order of any Governmental Body.

Section 3.17.  Compliance with Laws; Permits. Each Company is, and has at all times been, in compliance with all Laws applicable to it or the operation, use, occupancy or ownership of its assets or properties or the conduct of its business, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. None of the Companies has received notice (written or oral) from any Governmental Body of, and has no Knowledge of, any failure to comply with any Law. Each Company holds all Permits necessary under Law for the conduct of such Company's business as currently conducted or proposed to be conducted, and none of the operations of any Company are being conducted in violation of any Permit held by any of the Companies, except where the failure to have such Permit would not reasonably be expected to have a Company Material Adverse Effect. There is no investigation by a Governmental Body pending against or, to the Knowledge of the Companies, threatened against any Company.

Section 3.18.  Environmental Matters.

(a) The operations of each Company are in compliance in all material respects with all applicable Environmental Laws and all Permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”);

(b) Each Company has obtained and currently maintains all Environmental Permits required under all applicable Environmental Laws necessary to operate the Business;

(c) No Company is the subject of any outstanding written Order or Contract with any Governmental Entity or other Person respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Release or threatened Release of a Hazardous Material;

(d) No Company has received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law;

(e) No Company has incurred, assumed or undertaken any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to liability under Environmental Laws, except as would not reasonably be expected to have a Company Material Adverse Effect;

(f) To the Knowledge of the Company, there is not located at any of the properties of any Company any (i) underground storage tanks, (ii) asbestos-containing material or (iii) equipment containing polychlorinated biphenyls; and

(g) Each Company has provided to Parent all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of such Company that are within the possession or control of such Company.

Section 3.19.  Insurance. Section 3.19 of the Disclosure Schedule includes a correct and complete list and description, including policy number, coverage and deductible, of all insurance policies owned by each Company, complete copies of which policies have previously been delivered to Purchaser. Such policies are in full force and effect, all premiums due thereon have been paid and no Company is in default thereunder. No Company has received any notice of cancellation or intent to cancel or increase or intent to increase premiums with respect to such insurance policies. Section 3.19 of the Disclosure Schedule also contains a list of all pending claims and any claims in the past two (2) years with any insurance company by any Company and any instances within the previous two (2) years of a denial of coverage of any Company by any insurance company.

Section 3.20.  Receivables; Payables.

(a)  The accounts receivable of each Company reflected in the Final Closing Statement have arisen in bona fide arm's-length transactions in the ordinary and usual course of business consistent with past custom and practice, and, subject to the allowance for doubtful accounts set forth in the Final Closing Statement, all such receivables are valid and binding obligations of the account debtors without any counterclaims, setoffs or other defenses thereto and are collectible in the ordinary and usual course of business consistent with past custom and practice. All such reserves, allowances and discounts were and are adequate and consistent in extent with the reserves, allowances and discounts previously maintained by the Companies in the ordinary and usual course of business consistent with past custom and practice and determined in accordance with GAAP. All work-in-process or accrued billing reflected in the Final Closing Statement has been performed pursuant to a customer order or contract therefor and shall become accounts receivable in due course, which shall be collectible for the full amount in the ordinary and usual course of business consistent with past custom and practice at the full recorded amount thereof.

(b)  All accounts payable of each Company reflected on the Financial Statements and/or Final Closing Statement are the result of bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable, except for accounts payable that are being disputed in good faith in an appropriate manner.

Section 3.21.  Related Party Transactions. Except as described in Section 3.21 of the Disclosure Schedule, no Company has loaned or borrowed any amounts from and does not have outstanding any Indebtedness or other similar obligations to or owing from any Affiliate of any Company. No Company nor any Affiliate of any Company nor any officer or employee of any of them (i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of any Company, (B) engaged in a business related to the business of any Company, or (C) a participant in any material transaction to which any Company is a party or (ii) is a party to any Contract with any Company. No Company has any Contract or understanding with any officer, director, employee or shareholder of any Company, or any Affiliate of any such Person that relates, directly or indirectly, to the subject matter of any Transaction Document or the consideration payable thereunder or that contains any terms, provisions or conditions relating to any Company’s entry into or performance of any Transaction Document (including any terms, provisions or conditions the consequences of which are dependent upon any of the matters addressed by Section 1.5).

Section 3.22.  Customers; Projects. Section 3.22 of the Disclosure Schedule is a complete and correct list of all clients and customers of each Company as of April 30, 2007. Except as set forth on Section 3.22 of the Disclosure Schedule, since December 31, 2006, no client or customer has cancelled or otherwise terminated, reduced, or threatened to cancel or terminate or reduce, its relationship with any Company.

Section 3.23.  No Misrepresentation. No representation or warranty of any Company and/or any Seller contained in this Agreement or any other Transaction Document or in any Schedule hereto or thereto or in any certificate or other instrument furnished to Purchaser pursuant to the terms hereof or thereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

Section 3.24.  Financial Advisors. Except as described in Section 1.10, no Company has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Sellers and AWAC shall be solely responsible for any obligations described in this Section 3.24 (including Section 1.10) and will jointly and severally indemnify and hold the Purchaser Indemnitees harmless from and against any Losses resulting from or arising out of or any such obligations or matters.

Section 3.25.  Disclaimer of Additional Representations and Warranties. Except as set forth in the Transaction Documents, Sellers and the Companies make no representation or warranty, express or implied, at law or in equity, in respect of the Companies, or any of their respective assets, liabilities or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Sellers and AWAC that the following statements are correct and complete as of the date hereof.

Section 4.1.  Organization. (a) Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is duly qualified or authorized to do business as a foreign company and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a material adverse effect on the business or assets of Purchaser.

(b) Purchaser is a wholly-owned Subsidiary of Parent. Purchaser has conducted no material operations.

Section 4.2.  Authorization of Transaction. The execution, delivery and performance of the Transaction Documents to which Purchaser is a party have been duly authorized by all necessary action by or on behalf of Purchaser. Purchaser has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which Purchaser is or will be a party has been or will be duly and validly executed and delivered and constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Purchaser is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement and each such Transaction Document.

Section 4.3.  Non-contravention. Neither the execution and the delivery by Purchaser of this Agreement and the other Transaction Documents to which it is a party, nor the consummation of the transactions contemplated hereby and thereby on the part of Purchaser, will (i) conflict with, or result in the breach of, any provision of the Organizational Documents of the Purchaser; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which the Purchaser is a party or by which the Purchaser or its properties or assets is bound, or require a Consent from any Person in order to avoid any such conflict, violation, breach, termination or default; (iii) violate any Law or any Order by which the Purchaser is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Purchaser, excluding from the foregoing clauses (ii), (iii), and (iv), such conflicts, breaches, terminations, defaults, violations, Liens or other matters that would not have a Material Adverse Effect on the Purchaser. No Order, Permit or waiver, or declaration or filing with any Governmental Body is required on the part of Purchaser in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by Purchaser with any of the provisions hereof or thereof.

Section 4.4.  Brokers’ Fees. Purchaser has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Purchaser shall be solely responsible for any obligations described in this Section 4.4 and will jointly and severally indemnify and hold the Sellers harmless from and against any Losses resulting from or arising out of or any such obligations or matters.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Sellers and AWAC that the following statements are correct and complete as of the date hereof and as of the Closing Date.

Section 5.1.  Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is duly qualified or authorized to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified or authorized would not have a material adverse effect on the business or assets of Parent.

Section 5.2.  Authorization of Transaction. The execution, delivery and performance of the Transaction Documents to which Parent is a party have been duly authorized by all necessary action by Parent. Parent has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, and to perform its obligations hereunder and thereunder. This Agreement and each Transaction Document to which Parent is a party has been or will be duly and validly executed and delivered and constitutes the valid and legally binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Parent is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement and each other Transaction Document.

Section 5.3.  Non-contravention. Neither the execution and the delivery by Parent of this Agreement and each other Transaction Document to which it is or will be a party, nor the consummation of the transactions contemplated hereby and thereby on the part of Parent, will (i) conflict with, or result in the breach of, any provision of the Organizational Documents of the Parent; (ii) conflict with, violate, result in the breach or termination of, or constitute a default under any Contract to which the Parent is a party or by which the Parent or its properties or assets is bound, or require a Consent from any Person in order to avoid any such conflict, violation, breach, termination or default; (iii) violate any Law or any Order by which the Parent is bound; or (iv) result in the creation of any Lien upon the properties or assets of the Parent, excluding from the foregoing clauses (ii), (iii), and (iv), such conflicts, breaches, terminations, defaults, violations, Liens or other matters that would not have a Material Adverse Effect on the Parent. No Order, Permit or waiver, or declaration or filing with any Governmental Body is required on the part of Parent in connection with the execution, delivery and performance of this Agreement or the other Transaction Documents to which it is a party, or the compliance by Parent with any of the provisions hereof or thereof.

Section 5.4.  Status of the Shares. The Parent Shares have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable shares of Parent Common Stock and will be free and clear of all Liens created by or through Parent. The issuance and delivery of the Parent Shares is not subject to any preemptive right of shareholders of Parent that has not been waived or to any right of first refusal or other right in favor of any person that has not been waived. No shareholder vote of the Parent or any of its Affiliates is required to issue the Parent Common Stock.

Section 5.5.  SEC Documents. Since December 31, 2006, Parent has filed all required reports, schedules, forms, statements and other documents with the SEC (such documents being referred to herein collectively as the “Parent SEC Documents”). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10 Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of Parent and its consolidated subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year end audit adjustments and other adjustments described therein).

Section 5.6.  Brokers’ Fees. Parent has no Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement. Parent shall be solely responsible for any obligations described in this Section 5.6 and will jointly and severally indemnify and hold the Sellers harmless from and against any Losses resulting from or arising out of or any such obligations or matters.

Section 5.7.  Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Parent or any of its Affiliates pending or as to which Parent or any such Affiliate has received written notice of assertion which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect on Parent and its Affiliates, taken as a whole, or a material adverse effect on the ability of Parent or its Affiliates to consummate the transactions contemplated by this Agreement.

Section 5.8.  Purchase Price. At the Closing, Parent shall have the financial resources available to fund the payment of the Net Closing Amount.

Section 5.9.  No Undisclosed Liabilities. Except as disclosed in the Parent SEC Documents filed prior to the date hereof, and except for liabilities incurred in the ordinary course of business consistent with past practice, Parent and its Affiliates do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in the financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Material Adverse Effect on the Parent and its Affiliates, taken as a whole.

Section 5.10.  Compliance with Laws. Parent and each of its Affiliates has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of the business, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Parent and its Affiliates, taken as a whole.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1.  Conditions Precedent to Obligations of Purchaser at the Closing. The obligation of Parent and Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Parent and Purchaser in whole or in part to the extent permitted by applicable Law):

(a)  all representations and warranties of any Company and/or any Seller contained herein shall be true and correct in all material respects on and as of the Closing Date provided, however, that for purposes of the foregoing clause representations and warranties that contain materiality qualifiers (or the like) shall be true and correct in all respects;

(b)  each Company and each Seller shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by such Company or such Seller on or prior to the Closing Date;

(c)  there shall not have been or occurred any Company Material Adverse Change since December 31, 2006;

(d)  no Legal Proceedings shall have been instituted or threatened or claim or demand made against any Company, any Seller, Parent or Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby;

(e)  there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(f)  any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the transactions contemplated by this Agreement shall have expired or been terminated;

(g)  the Employment Agreement shall be in full force and effect and the employee party thereto shall not have become employed by any Person other than any Company or indicated that he does not intend to continue employment with the applicable Company following the Closing;

(h)  Each Seller shall have delivered to Purchaser the following:

(i) certificates representing all shares of Capital Stock, endorsed in blank or with stock powers duly executed to transfer all such Capital Stock to Purchaser;

(ii) assignments representing all issued and outstanding Membership Interests owned by such Seller, executed to transfer all Membership Interests to Purchaser;

(iii) a copy of IRS Form W-9 duly and properly executed by such Seller;

(iv) an affidavit described in Section 1445(b)(2) of the Code from such Seller in form and substance reasonably satisfactory to Purchaser; and

(v) such other documents, instruments or certificates as shall be reasonably requested by Purchaser or its counsel.

(i)  The Representative shall have delivered to Purchaser the following:

(i) a certificate executed by the Representative dated the Closing Date to the effect that each of the conditions specified in Section 6.1(a) through (c) is satisfied in all respects;

(ii) a legal opinion of King & Spalding, counsel for the Company, in the form of Exhibit D hereto;

(iii) a certificate of the secretary of each Company certifying to (A) such Company’s attached Organizational Documents, (B) the adoption of resolutions of such Company and its shareholders or members, as applicable, and (C) the incumbency of the officers signing the Transaction Documents on behalf of such Company (together with their specimen signatures);

(iv) good standing certificates for each Company certified by the Secretary of State of the state of organization of each Company, as of a recent date;

(v) all Consents listed on Schedule II;

(vi) a duly executed estoppel certificate with respect to each Real Property Lease in form and substance satisfactory to Purchaser and its counsel;

(vii)      letters in form and substance reasonably satisfactory to Purchaser from all holders of Indebtedness of each Company that would be reflected on such Company’s consolidated balance sheet as of the Closing Date or that is secured by any of such Company's assets confirming that, upon payment of amounts specified in such letters, such Indebtedness will be fully paid and satisfied and all related Liens will be released, and providing Purchaser with the authority to file appropriate UCC termination statements and other evidences of lien release with respect thereto (including any such filings to be made with the United States Patent and Trademark Office);

(viii) confirmation that there is no Indebtedness owing from directors, officers, employees or members of any Company as of the time of the Closing; and

(ix) such other documents, instruments or certificates as shall be reasonably requested by Purchaser or its counsel;

(j)   all the directors and officers of each Company other than AWAC shall have resigned effective as of the Closing, except that Dr. Richards shall continue to serve as a director of IHS and iProcert (and shall be elected to the Board of Directors of Purchaser) and shall continue to serve as the President and Chief Executive Officer of IHS and iProcert (and shall be elected as the President and Chief Executive Officer of Purchaser) (all current directors and officers of the Companies being listed on Schedule III), and individuals designated by Purchaser shall have been elected or appointed as directors and officers of the Companies (other than AWAC), effective as of the Closing; and

(k)  AWAC shall have delivered to Purchaser (i) the duly executed Bill of Sale and (ii) certificates of title to all motor vehicles included in the AWAC Assets (if any), duly endorsed for transfer to Purchaser as of the Closing Date.

Section 6.2.  Conditions Precedent to Obligations of the Sellers at the Closing. The obligations of the Sellers to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Representative in whole or in part to the extent permitted by applicable Law):

(a)  all representations and warranties of Purchaser and Parent contained herein shall be true and correct in all material respects on and as of the Closing Date (except to the extent expressly made as of an earlier date) provided, however, that for purposes of the foregoing clause representations and warranties that contain materiality qualifiers (or the like) shall be true and correct in all respects;

(b)  Purchaser and Parent shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser or Parent, as applicable, on or prior to the Closing Date;

(c)  the Purchaser shall have delivered to the Representative a certificate executed by an officer of Purchaser dated the Closing Date, to the effect that each of the conditions specified in Section 6.2(a) and (b) is satisfied in all respects.

(d)  no Legal Proceedings shall have been instituted or threatened or claim or demand made against the Company, any Seller, Parent or Purchaser seeking to restrain or prohibit or to obtain substantial damages with respect to the consummation of the transactions contemplated hereby;

(e)  the Parent Guaranty shall be in full force and effect;

(f)  there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

(g)  any waiting period under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated;

(h)  Purchaser shall have delivered to the Representative an opinion of Akerman Senterfitt LLP, counsel for Purchaser and Parent, in the form of Exhibit E;

(i)  there shall not have been or occurred any material adverse change in the assets, financial condition or results of operation of Parent or Purchaser since December 31, 2006; and

(j)  Purchaser shall have delivered to AWAC the duly executed Bill of Sale.

ARTICLE VII

COVENANTS

Section 7.1.  General. If any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request.

Section 7.2.  No Solicitation. During the Closing Period, each Company and Sellers shall, and shall cause their respective employees, directors, agents and Affiliates to, immediately suspend any existing negotiations or discussions relating to any sale, joint venture or other transfer of actual or beneficial ownership of any securities, operations or any assets of any Company (other than goods and services sold in the ordinary course of business) (collectively, an “Acquisition Transaction”), and none of the Companies shall, and each Company and each Seller shall cause its employees, directors, agents and Affiliates not to, (i) solicit any proposals or offers relating to an Acquisition Transaction or (ii) negotiate or engage in discussions with any third party concerning any proposal or offer for an Acquisition Transaction.

Section 7.3.  Conduct of the Business. Except as otherwise expressly permitted by this Agreement or as otherwise consented to by Parent and Purchasers in writing, each Company and the Sellers shall refrain from taking or omitting any action which, if taken or omitted prior to the date hereof, would cause the representations in Section 3.8 to be untrue in any material respect.

Section 7.4.  Information. Each Company and each Seller shall (and shall cause its accountants, counsel, consultants, employees and agents to) give Parent and Purchaser and their respective accountants, counsel, consultants, employees and agents, reasonable access during normal business hours to, and furnish them with all documents, records, work papers and information with respect to, all properties, assets, books, contracts, commitments, reports and records of, each Company, as Parent and Purchaser shall from time to time reasonably request. In addition, each Company and each Seller shall permit Parent and Purchaser, and their accountants, counsel, consultants, employees and agents, reasonable access to such personnel of such Company during normal business hours as may be reasonably necessary in connection with their review of the properties, assets and business affairs of such Company and the above-mentioned documents, records and information. Parent and Purchaser shall have the right, upon giving reasonable advance notice, to enter upon and inspect the properties of the Companies.

Section 7.5.  Maintenance of Properties; Damage and Destruction. (a) During the Closing Period, each Company shall (i) use commercially reasonable efforts to maintain its assets in the condition and state of repair normally maintained by it in the conduct of its business, keep in service its officers and employees and preserve the goodwill of the Business; (ii) maintain its books, accounts and records in the ordinary course of business; (iii) comply in all material respects with all Contractual obligations; and (iv) comply in all material respects with all applicable Laws.

(b) If a material portion of the assets and properties of any Company shall be substantially damaged or destroyed by fire or other cause on or prior to the Closing Date, the Representative shall promptly notify Purchaser and furnish to Purchaser a statement of the amount of insurance, if any, payable on account thereof. In the event of damage or destruction of a portion of the assets and properties of any Company having a Company Material Adverse Effect or that may reasonably be expected to have a Company Material Adverse Effect, Purchaser may elect to terminate this Agreement.

Section 7.6.  HSR Filing. The Companies and Parent have each filed a premerger notification and report form under the HSR Act with respect to the transactions contemplated by this Agreement. Parent shall pay all filing fees related to the premerger notification and report form under the HSR Act. Each Party shall bear its own counsel fees and all other expenses relating to their respective premerger notification and report forms under the HSR Act. Each of the Parties agrees to use commercially reasonable efforts to promptly respond to any request for additional information pursuant to Section (e)(1) of the HSR Act. Nothing contained in this Agreement shall be construed so as to require Parent, any Company or any of their respective Subsidiaries or Affiliates, to sell, license, dispose of, or hold separate, or to operate in any specified manner, any of their respective assets or businesses (or to agree to any of the foregoing).

Section 7.7.  Litigation Support. Following the Closing, in the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstances, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any Company, each of the other Parties will cooperate reasonably with such Party and such Party’s counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor hereunder).

Section 7.8.  Confidentiality. From and after the date hereof (unless this Agreement is terminated in accordance with its terms), each Seller and AWAC (each, an "Obligated Party") will, and will cause such Obligated Party's Affiliates to, hold in strict confidence, and will not, and will cause such Obligated Party's Affiliates not to, disclose to any third party or use for any purpose, any and all information with respect to each Company, its business, the Transaction Documents or the transactions contemplated thereby, any information received by any Obligated Party regarding the Purchaser or the Parent, or any information regarding the Party’s negotiations (collectively, “Confidential Information”). Notwithstanding the foregoing, each Obligated Party may, and may permit such Obligated Party's Affiliates to, disclose Confidential Information (i) if compelled to disclose the same by judicial or administrative process or by other requirements of Law (but subject to the following provisions of this Section), (ii) if the same hereafter is in the public domain through no fault of such Obligated Party, or (iii) if the same is later acquired by such Obligated Party from another source that is not under an obligation to another Person to keep such information confidential. In addition, any Obligated Party may disclose Confidential Information (i) in the ordinary course of business consistent with past practices in connection with such Obligated Party’s post-Closing employment and duties with IHS or iProcert, subject to the applicable policies and procedures of such Companies, Purchaser and Parent, and (ii) to his attorneys and financial advisors so long as such attorneys and financial advisors are advised of the confidential nature of such Confidential Information. "Confidential Information" shall not include information regarding the post-Closing operations of AWAC, if any, that are undertaken in compliance with this Agreement. If such Obligated Party or any of such Obligated Party's Affiliates is requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, such Obligated Party shall provide Purchaser with prompt written notice of any such request or requirement so that Obligated Party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section. If, in the absence of a protective order or other remedy or the receipt of a waiver by Purchaser, such Obligated Party or such Affiliate, as the case may be, nonetheless, based on the advice of outside counsel, is required to disclose Confidential Information to any tribunal or in accordance with applicable Law, such Obligated Party or such Affiliate, without liability hereunder, may disclose that portion of such information which such counsel advises such Obligated Party or such Affiliate it is legally required to disclose. Each Obligated Party acknowledges and agrees that money damages would not be an adequate remedy for any breach of his agreements contained in this Section 7.8 and that in addition to any other remedies available to Purchaser, Purchaser shall be entitled to the remedies of injunction, specific performance and other equitable relief for any threatened or actual breach of this Section 7.8.

Section 7.9.  Non-Competition. As a material inducement to Parent and Purchaser to enter into this Agreement, Dr. Richards agrees as follows:

(j)  During the Non-Competition Period, Dr. Richards will not, and Dr. Richards will cause his Affiliates not to, engage or participate, directly or indirectly, as principal, agent, executive, director, proprietor, joint venturer, trustee, employee, employer, consultant, stockholder, partner or in any other capacity whatsoever, in the conduct or management of, or own any stock or any other equity investment in or debt of, or provide any services of any nature whatsoever to or in respect of (1) any business that is competitive with the Business or (2) any Person that is (or was) a customer or client of any Company at any time during the Non-Competition Period or during the two years prior to the date of this Agreement (a "Covered Client"), provided that (x) nothing herein shall prevent Dr. Richards from making passive investments in up to 5% of the common stock of any publicly traded company and (y) the preceding clause (2) shall not prevent Dr. Richards from providing services in any capacity to a Covered Client if (A) the job or service to be performed or provided by Dr. Richards for or to such Covered Client does not include the provision of any of the products or services provided by any Company at any time during the two years prior to the date of commencement of the services to be provided to the Covered Client, (B) Dr. Richards will not have direct or indirect responsibility for, and will not exercise any managerial function with respect to, personnel providing such products or services and (C) the job or service to be performed or provided by Dr. Richards does not involve the use or disclosure by Dr. Richards of any Confidential Information (as defined below).

(k)  During the Non-Competition Period, Dr. Richards will not, and the Dr. Richards will cause his Affiliates not to, for or such Affiliate’s own benefit or for the benefit of any Person other than any Company, (i) solicit, or assist any person or entity to solicit, any officer, director, executive or employee of any Company to leave his or her employment, (ii) hire or cause to be hired any person who is then, or who will have been at any point in time during the Non-Competition Period, an officer, a director, an executive or an employee of any Company, or (iii) engage any Person who is then, or who will have been at any point in time during the Non-Competition Period, an officer, director, executive or employee of any Company as a partner, contractor, sub-contractor or consultant.

(l)  During the Non-Competition Period, Dr. Richards will not, and Dr. Richards will cause his Affiliates not to, (i) solicit, or assist any person or entity other than any Company to solicit, any Person that is a client or customer of any Company, or has been a client or customer of any Company during the prior twelve (12) months, to provide any services competitive with those provided by any Company or (ii) interfere with any of the business relationships of any Company.

(m)  Dr. Richards acknowledges that (i) the markets served by the Companies are national in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of Purchaser and are a significant element of the consideration hereunder.

(n)  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.9 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(o)  Dr. Richards agrees and acknowledges that in order to assure Parent and Purchaser that each of the Companies will retain the value of its operations, it is necessary that Dr. Richards undertake not to utilize his special knowledge of such business operations and Dr. Richards's relationships with customers to compete with Purchaser. Dr. Richards further acknowledges that:

(i) Dr. Richards is engaged in, is knowledgeable about, and provides services in connection with all aspects of the Companies’ business;

(ii) Dr. Richards will continue to occupy a position of trust and confidence with the Companies and is familiar with, and will continue to become familiar with, the Companies' trade secrets and with other Confidential Information (as defined in Section 7.8) concerning the Business;

(iii) the agreements and covenants contained in Section 7.8 and this Section 7.9 are essential to protect the value and goodwill of the Business; and

(iv) the provisions contained in Section 7.8 and this Section 7.9 are integral to the transactions contemplated hereby and that Parent and Purchaser would not enter into the transactions without the protections afforded by Section 7.8 and this Section 7.9.

Section 7.10.  Names and Logos. From and after the Closing, the Obligated Parties and Dr. Richards will not, and will cause their Affiliates not to, use any names or logos incorporating “AWAC”, “AWAC.MD”, “Innovative Health Strategies”, “IHS”, “iProcert” or any derivatives thereof. Within five (5) business days after Closing, AWAC shall change its corporate name to remove any reference to “AWAC” “AWAC.MD” or any other trade name used in the Business. Each Seller and AWAC shall file any consents or other documents required by the South Carolina Secretary of State to permit Purchaser to change its name to AWAC LLC or any derivative thereof and shall cooperate with Purchaser to ensure that such name is made available to Purchaser upon Purchaser’s submission of appropriate documents amending Purchaser’s registration as a foreign limited liability company in any jurisdiction where Purchaser is so registered. Each Obligated Party and Dr. Richards shall file any consents or other documents required in any jurisdiction to permit Purchaser to use an assumed name including AWAC or any derivative thereof and shall cooperate with Purchaser to ensure that such name is made available to Purchaser upon Purchaser’s submission of appropriate documents. The covenants contained in this Section 7.10 shall survive the expiration of the Non-Competition Period.

Section 7.11.  Corporate Existence. AWAC hereby agrees that it will (and each Seller agrees that he will cause AWAC to) (i) not commence any dissolution of its corporate existence, liquidation or winding up, or commence a voluntary proceeding under Title 11 of the United States Code, until at least one year from the Closing Date and (ii) timely object to the commencement of any involuntary proceeding filed under Title 11 of the United States Code or to any action seeking the appointment of a receiver or trustee in respect of it or its assets if such petition, proceeding or action is commenced prior to the first anniversary of the Closing Date.

Section 7.12.  Mail; Payments. From and after the Closing, Sellers and AWAC agree to refer to Purchaser all customer, supplier, employee or other inquiries or correspondence relating to the AWAC Assets or the conduct of the Business after the Closing Date. Sellers and AWAC further agree to promptly remit to Purchaser all payments and invoices received after the Closing Date that relate to the AWAC Assets, the AWAC Assumed Liabilities or the conduct of the Business after the Closing Date.

Section 7.13.  Private Escapes. Prior to the Closing, the Private Escapes membership shall have been transferred from IHS to Dr. Richards personally or his designee unaffiliated with the Business.

ARTICLE VIII

INDEMNIFICATION

Section 8.1.  Indemnity Obligations of the Sellers and AWAC. (a) The Sellers and AWAC covenant and agree jointly and severally to defend, indemnify and hold harmless Purchaser and its Affiliates (including Parent and, following the Closing, IHS and iProcert) and the respective officers, directors, employees, agents, advisers and representatives of the foregoing (collectively, the “Purchaser Indemnitees”), from and against, and to pay or reimburse Purchaser Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, proceedings or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including all reasonable fees and disbursements of counsel incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, “Losses”), based on, resulting from, arising out of or relating to:

ARTICLE I  (i)any misrepresentation or breach of any warranty of any Company or any Seller contained in the Transaction Documents other than the representations and warranties contained in Article II of this Agreement; provided that in determining whether any such misrepresentation or breach occurred, any materiality qualifiers and Company Material Adverse Effect qualifier contained in any representation or warranty herein shall be disregarded;

ARTICLE II  (ii)any failure of any Company or any Seller to perform any covenant or agreement made or contained in the Transaction Documents or fulfill any obligation in respect thereof;

ARTICLE III  (iii)  except (A) as specifically set forth on the Final Closing Statement and (B) obligations of any Company to be paid or performed after the Closing Date under the Contracts disclosed in the Disclosure Schedule (except to the extent such obligations, but for a breach or default by any Company, would have been paid, performed or otherwise discharged on or prior to the Closing Date or to the extent the same arise out of any such breach or default), any Liabilities of any Company or any of its Affiliates of any kind or nature whatsoever caused by any transaction, status, event, condition, occurrence or situation existing, arising or occurring on or prior to the Closing Date (including the Retained Liabilities);

ARTICLE IV  (iv)  the matters disclosed or required to be disclosed in Section 3.16 of the Disclosure Schedule;

ARTICLE V  (v) the Xelon 419 plan in which Dr. Richards participated (including any Loss arising from the disallowance of a tax deduction and any related interest or penalties); or

ARTICLE VI  (vi) any Indebtedness or Transaction Expenses that are not reflected on the Final Closing Statement (or otherwise paid by Purchaser and deducted from payments made to the Sellers and AWAC).

ARTICLE VII  The Sellers and AWAC shall not be required to indemnify Purchaser Indemnitees with respect to any claim for indemnification (other than a claim for indemnification based on a breach of the representations and warranties contained in Sections 3.1, 3.2, 3.9, 3.11(c), 3.14, or 3.24) resulting from or arising out of matters described in clause (i) above pursuant to this Section 8.1(a) (and not resulting from or arising out of matters described in clauses (ii) through (vi) above) unless and until the aggregate amount of all such claims against the Sellers and AWAC exceeds [***] (the “Threshold Amount”), in which case the Sellers shall be required to indemnify Purchaser Indemnitees for the full amount of such claims including the Threshold Amount; provided, however, that for purposes of calculating whether the Threshold Amount has been satisfied, claims less than [***] shall not be counted. Claims thereafter may be asserted regardless of amount. The Sellers' and AWAC’s maximum liability (exclusive of liabilities based on claims for indemnification based on a breach of the representations and warranties contained in Sections 3.1, 3.2, 3.9, 3.11(c), 3.14 or 3.24) to Purchaser Indemnitees under clause (i) above (and not resulting from or arising out of matters described in clauses (ii) through (vi) above) shall not exceed [***]

(b) Each Seller and AWAC covenants and agrees severally to defend, indemnify and hold harmless the Purchaser Indemnitees from and against, and to pay or reimburse Purchaser Indemnitees for, any and all Losses based on, resulting from, arising out of or relating to any misrepresentation or breach of any warranty of such Seller or AWAC, as the case may be, contained in Article II of this Agreement; provided that in determining whether any such misrepresentation or breach occurred, any dollar amount thresholds, materiality qualifiers and Company Material Adverse Effect qualifier contained in any representation or warranty herein shall be disregarded.

(c) The Sellers’ and AWAC’s maximum liability for Losses based on, resulting from, arising out of or relating to (i) a breach of the representations and warranties contained in Sections 3.1, 3.2, 3.11(c), 3.14 or 3.24, or (ii) any misrepresentation or breach of any warranty of such Seller in Article II pursuant to Section 8.1(b), shall be [***]

Section 8.2.  Indemnity Obligations of Purchaser. Purchaser covenants and agrees to defend, indemnify and hold harmless the Sellers and AWAC from and against any and all Losses based on, resulting from, arising out of or relating to:

ARTICLE VIII  (i)any misrepresentation or breach of warranty of Purchaser or Parent contained in the Transaction Documents; provided that in determining whether any such misrepresentation or breach occurred, any materiality qualifiers contained in any representation or warranty herein shall be disregarded;

ARTICLE IX  (ii)any failure of any Purchaser or Parent to perform any covenant or agreement made or contained in the Transaction Documents or fulfill any other obligation in respect thereof; or

Purchaser shall not be required to indemnify the Sellers or AWAC with respect to any claim for indemnification (other than a claim for indemnification based on a breach of the representations and warranties contained in Sections 4.1, 4.2, 5.1 or 5.2) resulting from or arising out of matters described in clause (i) above pursuant to this Section 8.2 (and not resulting from or arising out of matters described in clause (ii) above) unless and until the aggregate amount of all claims against Purchaser exceeds the Threshold Amount, in which case Purchaser shall be required to indemnify the Sellers and AWAC for the full amount of such claims including the Threshold Amount. Claims thereafter may be asserted regardless of amount. Purchaser’s maximum liability (exclusive of liabilities based on claims for indemnification based on a breach of the representations and warranties contained in Sections 4.1, 4.2, 5.1 or 5.2) to the Sellers and AWAC under clause (i) above (and not resulting from or arising out of matters described in clause (ii) above) shall not exceed [***]

Section 8.3.  Indemnification Procedures.

(a) Third Party Claims. In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) as soon as practicable after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought. If the Indemnifying Party acknowledges that the third party claim is within the scope of the indemnification obligations of the Indemnifying Party, the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any third party claim or any litigation with a third party resulting therefrom; provided, however, that (a) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be subject to the approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed), (b) the Indemnified Party may participate in such defense at such Indemnified Party’s expense (which shall not be subject to reimbursement hereunder except as provided below), and (c) the failure by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a general release from any and all liability with respect to such claim or litigation. If the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the ability of the Indemnified Party to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party; provided, however, that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld or delayed. If the Indemnifying Party does not accept the defense of any matter as above provided within thirty (30) days after receipt of the notice from the Indemnified Party described above, the Indemnified Party shall have the full right to defend against any such claim or demand at the sole cost of the Indemnifying Party and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall reasonably cooperate in the defense of any claim or litigation subject to this Article VIII and the records of each shall be reasonably available to the other with respect to such defense.

(b) Non-Third Party Claims. With respect to any claim for indemnification hereunder which does not involve a third party claim, the Indemnified Party will give the Indemnifying Party written notice of such claim. The Indemnifying Party may acknowledge and agree by notice to the Indemnified Party in writing to satisfy such claim within twenty (20) days of receipt of notice of such claim from the Indemnified Party. If the Indemnifying Party shall dispute such claim, the Indemnifying Party shall provide written notice of such dispute to the Indemnified Party within such 20-day period, setting forth in reasonable detail the basis of such dispute. Upon receipt of notice of any such dispute, the Indemnified Party and the Indemnifying Party shall use reasonable efforts to resolve such dispute within thirty (30) days of the date such notice of dispute is received. If the Indemnifying Party shall fail to provide written notice to the Indemnified Party within twenty (20) days of receipt of notice from the Indemnified Party that the Indemnifying Party either acknowledges and agrees to pay such claim or disputes such claim, the Indemnifying Party shall be deemed to have acknowledged and agreed to pay such claim in full and to have waived any right to dispute such claim. Once (a) the Indemnifying Party has acknowledged and agreed to pay any claim pursuant to this Section 8.3, (b) any dispute under this Section 8.3 has been resolved in favor of indemnification by mutual agreement of the Indemnifying Party and the Indemnified Party, or (c) any dispute under this Section 8.3 has been finally resolved in favor of indemnification by order of a court of competent jurisdiction or other tribunal (including an arbitrator contemplated by this agreement) having jurisdiction over such dispute, then the Indemnifying Party shall pay the amount of such claim to the Indemnified Party within twenty (20) days of the date of acknowledgement by the Indemnifying Party or final resolution in favor of indemnification, as the case may be, to such account and in such manner as is designated in writing by the Indemnified Party.

Section 8.4.  Expiration of Representations and Warranties. [***] provided, however, that (i) the representations and warranties stated in Sections 3.9, 3.14 and 3.18 shall survive the Closing for the period ending on the date that is 30 days after the expiration of the applicable statute of limitations period and (ii) the representations and warranties stated in Article II and in Sections 3.1, 3.2, 3.11(c), 3.24, 4.1, 4.2, 5.1 and 5.2 shall survive indefinitely.

Section 8.5.  Exclusive Remedy. Absent fraud or criminal activity and except as provided under Sections 7.8 and 7.9 and in Article IX, the indemnifications provided for in this Article VIII shall be the sole and exclusive post-Closing remedies available to any party against any other party for any claims under or based upon this Agreement.

Section 8.6.  Set Off. Subject to the limitations set forth in Sections 8.1 and 8.4, if a Seller shall have any Liability to Purchaser or any other Purchaser Indemnitee, including Parent or any of its Subsidiaries (pursuant to this Article VIII, Article IX or otherwise), Purchaser or such other Purchaser Indemnitee, as the case may be, shall be entitled, in addition to any other right or remedy they may have, to exercise rights of set-off against any payments or securities payable or deliverable to the Sellers in connection with the Transaction Documents or otherwise, including without limitation pursuant to Section 1.5 of this Agreement.

ARTICLE IX

CERTAIN TAX MATTERS

Section 9.1.  Taxable Periods That Begin Before and End After the Closing Date. For purposes of this Agreement, (a) in the case of any taxable period of any Company that commences prior to and includes (but does not end on) the Closing Date (a “Straddle Period”), the amount of any Taxes based on or measured by income or receipts of any Company for the Pre-Closing Tax Period shall be determined based on an interim closing of the books as of the close of business on the Closing Date and the amount of other Taxes of any Company for a Straddle Period which relate to the Pre-Closing Tax Period shall be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in such Straddle Period; and (b) the amount of Taxes of any Company for the Pre-Closing Tax Period, whether with respect to a Straddle Period or not, shall also be determined as if the taxable period of any partnership or other pass-thru entity in which such Company holds a beneficial interest terminated as of the close of business on the Closing Date.

Section 9.2.   Tax Returns; Tax Sharing Agreements. (a) The Representative will prepare any income Tax Returns of the Companies for taxable periods ending on or before the Closing Date. The Representative shall permit Purchaser to review and comment on each such Tax Return prior to filing (other than Tax Returns of AWAC) and shall make such revisions to such Tax Returns as are reasonably requested by Purchaser. Parent will prepare or cause to be prepared and file or cause to be filed all other Tax Returns of the Companies (other than AWAC) which are filed after the Closing Date. The Sellers agree jointly and severally to remit to the applicable Company the amount of any Taxes due with respect to taxable periods ending on or before the Closing Date and the amount of any Taxes allocable to the Pre-Closing Tax Period under Section 9.1 with respect to a Straddle Period Tax Return within the later of 10 days of Parent or the applicable Company’s request therefor or 10 days prior to the date on which the Tax liability is required to be satisfied, except to the extent that the liability for such Taxes was taken into account in determining the Closing Working Capital Amount.

(b) All Tax sharing agreements or similar agreements with respect to or involving any Company shall be terminated as of the Closing Date and, after the Closing Date, the Companies shall not be bound thereby or have any liability thereunder.

Section 9.3.  [Intentionally Omitted]

Section 9.4.  Tax Indemnity. (a) The Sellers and AWAC will jointly and severally indemnify and hold Parent, Purchaser and the Companies (other than AWAC) and each of their respective successors and assigns (each, a “Tax Indemnitee”) harmless against all Losses attributable to (i) (A) any Taxes of AWAC and (B) any Taxes of IHS or iProcert for any Pre-Closing Tax Period, (ii) Taxes of any member of an affiliated, consolidated, combined or unitary group of which any Company (or any predecessor) is or was a member on or prior to the Closing Date, including pursuant to Section 1.1502-6 of the Treasury Regulations or any analogous or similar state, local or foreign income Tax law or regulation, (iii) Taxes of any Person other than any Company that are imposed on any Company as a transferee or successor, by contract, or otherwise, which Taxes related to and result from an event or transaction occurring prior to the Closing and (iv) any breach of the covenants in this Article IX; provided, however, that in any such case the Sellers will be liable only to the extent that such Taxes exceed the amount, if any, reserved for such Taxes as reflected in Final Closing Statement. The limitations on indemnification contained in Article VIII will not apply to any claim for indemnification under this Article IX. If a Party has any indemnification obligations with respect to any Loss under both this Article IX and Article VIII, the indemnification obligations under this Article IX will control and be their exclusive obligation. Subject to Section 9.4(b), the Sellers shall reimburse Parent, Purchaser and the Companies for any Losses which are the responsibility of any Sellers pursuant to this Section 9.4(a) within ten days after the later of (i) the incurrence of such Losses or (ii) Parent or any Company’s request thereof.

(b) After the Closing, Parent shall inform the Representative within fifteen (15) days of its receipt of any notice of any Tax audit, assessment, adjustment, examination or proceeding (“Tax Contest”) relating in whole or in part to Taxes for which a Tax Indemnitee may be entitled to indemnity from the Sellers and AWAC hereunder; provided, however, that the failure of Parent to provide such notice shall not affect the Sellers' nor AWAC’s indemnity obligations under Section 9.4(a) except to the extent that the Seller or AWAC is materially prejudiced. If the Representative notifies Parent within thirty (30) days following receipt of notice of such Tax Contest that the Representative intends to exercise his contest rights under this Section 9.4(b), the Representative shall have the right to control such Tax Contest at his expense and to employ counsel of his choice. Parent shall have the right to participate in any such Tax Contest at its own expense, shall be entitled to control the disposition of any issue in any such Tax Contest that does not affect a potential liability of the Sellers or AWAC, and shall be entitled to jointly control with the Representative the defense and disposition of any issue in any such Tax Contest that relates to any Straddle Period. Parent shall control any other Tax Contests. With respect to a Tax Contest which the Representative is entitled to control, the Representative shall have the right to determine all issues relating to the Tax Contest except that the Representative shall not settle any Tax Contest without the prior consent of Parent (which consent may not be unreasonably withheld). Parent shall deliver to Representative any power of attorney reasonably required to allow the Representative and his counsel to represent Parent and the Companies in connection with any Tax Contest that the Representative is entitled to control hereunder and shall use its reasonable efforts to provide the Representative with such assistance as may be reasonably requested by the Representative in connection with any such Tax Contest. The Parties each agree to consult with and to keep the other Parties hereto informed on a regular basis regarding the status of any Tax Contest to the extent that such Tax Contest could affect a liability of such other Party (including indemnity obligations hereunder).

(c) To the extent allowable under applicable law, all amounts payable under Article VIII and this Section 9.4 will be treated for Tax purposes as adjustments to the Purchase Price.

(d) Parent, the Companies and the Sellers shall cooperate fully, as and to the extent reasonably requested by one another, in connection with the preparation and filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon another’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Parent and the Companies on the one hand, and the Sellers on the other, agree (i) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable periods, and (ii) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if so requested, the Parent, the Companies, or the Seller, as the case may be, shall allow the requesting party to take possession of such books and records. The parties hereto agree, upon request, to use reasonable efforts to obtain any certificate or other document from any taxing authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could otherwise be imposed.

(e) Any refund of Taxes received by Purchaser, IHS or iProcert that relates to a pre-Closing Tax of any Company period shall be for the account of the Sellers and shall be paid over to the Representative within 10 days after receipt thereof except to the extent such refund was taken into account as an asset in determining the Closing Working Capital Amount.

ARTICLE X

MISCELLANEOUS

Section 10.1.  Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.1:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such First Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person.

“Books and Records” means all books and records of each Company, including manuals, price lists, mailing lists, lists of customers, sales and promotional materials, purchasing materials, documents evidencing intangible rights or obligations, personnel records, accounting records and litigation files (regardless of the media in which stored), in each case relating to or used in the Business.

“Business” means the Companies’ business as conducted or proposed to be conducted as of the date hereof, including, without limitation, all activities involving the provision of cost containment and medical consulting solutions to third party administrators, ERISA self-funded plans, fully-insured plans, employer groups, managing general underwriters and insurance carriers.

“Closing Date Bonus Plan” means the bonus plan annexed to Schedule I to this Agreement.

“Closing Period” means the period from the date of the Agreement through the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Change” or “Company Material Adverse Effect” means a Material Adverse Change or a Material Adverse Effect with respect to the Companies, taken as a whole.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Body.

“Contract” means any contract, agreement, indenture, note, bond, loan, mortgage, license, instrument, lease, commitment or other arrangement or agreement.

“Disposition” [***]

“EBIT” means, for any Applicable EBIT Period, [***]

“Environmental Law” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the regulations promulgated pursuant thereto.

“Estimated Closing Working Capital Amount” means an amount estimated by the Representative in good faith to equal the Working Capital of Purchaser, HIS and iProcert immediately following effectiveness of the Closing.

“Fair Market Value” means, as to the Parent Common Stock, (i) the average closing price of the Parent Common Stock as quoted on NASDAQ over a period of 20 consecutive trading days the latest of which shall be the second trading day prior to the date as of which "Fair Market Value" is being determined and (ii) as to other securities for purposes of Section 1.5(e), the average closing price of the security being valued as quoted on the relevant exchange or interdealer quotation system over a period of 20 consecutive trading days the latest of which shall be the second trading day prior to the date as of which "Fair Market Value" is being determined.

“Final Closing Working Capital Amount” means the Closing Working Capital Amount set forth in the Final Closing Statement.

“Final Indebtedness” means the Closing Indebtedness set forth in the Final Closing Statement.

“Final Transaction Expenses” means the Closing Transaction Expenses set forth in the Final Closing Statement.

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Governmental Approval” means any Consent of, with or to any Governmental Body.

“Governmental Body” means any government or governmental or regulatory authority or body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

“Hazardous Material” means any substance, material or waste which is regulated by the United States, the foreign jurisdictions in which any Company conducts business, or any state, local or foreign governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “solid waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance” under any provision of Environmental Law.

“Indebtedness” of any Person means, without duplication, (i) the principal, accreted value, accrued and unpaid interest, prepayment and redemption premiums or penalties (if any), unpaid fees or expenses and other monetary obligations in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business consistent with past custom and practice (other than the current liability portion of any indebtedness for borrowed money)); (iii) all obligations of such Person under leases required to be capitalized in accordance with GAAP; (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction; (v) all obligations of such Person under interest rate or currency swap transactions (valued at the termination value thereof); (vi) all obligations of the type referred to in clauses (i) through (v) of any Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including guarantees of such obligations; and (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person). Notwithstanding the foregoing, "Indebtedness" shall not include any amount that is an Excluded Liability except to the extent that IHS or iProcert is liable therefor.

“Initial Cash Purchase Price” means [***]

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“IRS” means the United States Internal Revenue Service.

“Knowledge” or words of similar effect, regardless of case, means, with respect to the Companies, the actual subjective knowledge of (i) Dr. Richards, (ii) Craig Trout, and (iii) Jason Boggs, in each case, after conducting such investigation as such person determines in good faith to be appropriate under the circumstances.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, proceedings (public or private), claims or governmental proceedings.

“Liability” means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

“Lien” means any lien (including any Tax lien), pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction or any other encumbrance, restriction or limitation whatsoever.

“Material Adverse Effect” or “Material Adverse Change” with respect to a Party means any change or effect that is materially adverse to the business, properties, results of operations, prospects or condition (financial or otherwise) of the Party or to the ability of the Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change: any adverse change, event, development, or effect arising from or relating to (1) general business or economic conditions, (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) changes in United States generally accepted accounting principles or (5) the taking of any action contemplated by this Agreement and the other agreements contemplated hereby.

“Net Adjustment Amount” means an amount equal to the following:

the sum of (a) any amount by which the Final Closing Working Capital Amount exceeds the Estimated Closing Working Capital Amount, (b)  any amount by which Estimated Indebtedness exceeds Final Indebtedness and (c) any amount by which Estimated Transaction Expenses exceeds Final Transaction Expenses, minus

the sum of (i) any amount by which the Estimated Closing Working Capital Amount exceeds the Final Closing Working Capital Amount, (ii) any amount by which Final Indebtedness exceeds Estimated Indebtedness and (iii) any amount by which Final Transaction Expenses exceed Estimated Transaction Expenses.]

“Net Closing Amount” means the Initial Cash Purchase Price less the sum of (i) Escrowed Cash, (ii) Estimated Indebtedness, and (iii) Estimated Transaction Expenses and adjusted as follows:

(a) if the Estimated Closing Working Capital Amount is less than [***], the Net Closing Amount will be reduced by an amount equal to the absolute value of such difference; and

(b) if the Estimated Closing Working Capital Amount is greater than [***], the Net Closing Amount will be increased by an amount equal to such difference.

“Neutral Accountant” means (i) Grant Thornton LLP, or if Grant Thornton LLP is not independent in the reasonable determination of Purchaser or the Representative, then (ii) an independent auditing firm of nationally or regionally recognized standing selected by the mutual agreement of Purchaser and the Representative within 15 days of the date on which the Neutral Accountant is proposed to begin serving or, if Purchaser and the Representative are unable to agree within such period, an independent auditing firm of nationally or regionally recognized standing selected jointly by two other such firms, one of which shall be specified by Purchaser and one of which shall be specified by the Representative, within 15 days after the expiration of such period.

   “Non-Competition Period” means the period from the Closing Date through the fifth anniversary thereof.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

“Permitted Encumbrances” means (i) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings and that are set forth on Schedule V, provided an appropriate reserve has been established therefor; (ii) mechanics’, carriers’, workers’, repairers’ and similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the property so encumbered or any Company and that are set forth on Schedule V; (iii) zoning, entitlement and other land use and environmental regulations by any Governmental Body, provided that such regulations have not been violated; and (iv) such other imperfections in title, charges, easements, restrictions and encumbrances which do not materially detract from the value of or materially interfere with the present use of the assets subject thereto or affected thereby and that are set forth on Schedule V.

“Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Phantom Equity Plan” means The Phantom Common Stock Plan annexed to Schedule I to this Agreement.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and the portion, ending on the Closing Date, of any Straddle Period.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property.

“Representative” means Dr. John W. Richards, Jr. or such other person as is appointed as the Representative pursuant to Section 1.9.

“SEC” means the Securities and Exchange Commission.

“Subsidiary” means, as to any Person, any other Person of which a 50% or more of the outstanding voting securities or other equity interests are owned, directly or indirectly, by such Person.

“Tax” or “Taxes” shall mean means any federal, state, provincial, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code or any analogous or similar provision of any state, local or foreign law or regulation), real property, personal property, ad valorem, intangibles, unclaimed property, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers’ compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

“Tax Return” means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means, with respect to any Person, this Agreement together with any other agreements, instruments, certificates and documents executed by such Person in connection herewith or therewith or in connection with the transactions contemplated hereby or thereby (including without limitation any Employment Agreement executed by such Person).

“Transaction Expenses” means the aggregate amount of all out-of-pocket fees and expenses, payable by any Company in connection with the negotiation, preparation or execution of this Agreement or any other Transaction Documents or any documents or agreements contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby, including, without duplication, (i) any fees and expenses incurred to obtain necessary or appropriate waivers, consents or approvals of any Governmental Body or third parties; (ii) any fees or expenses associated with obtaining the release and termination of any Liens (other than Permitted Encumbrances); (iii) all brokers’ or finders’ fees; (iv) fees and expenses of counsel, advisors, consultants, investment bankers, accountants, and auditors and experts with respect to services they perform for or on behalf of, or that are otherwise incurred for the account of, any Company relating to this Agreement, or the Transaction Documents, or the transactions contemplated hereby or thereby; (v) all sale, “stay-around,” retention, change-of-control or similar bonuses or payments to current or former directors, officers, employees and consultants paid as a result of or in connection with the transactions contemplated hereby; (vi) any Tax payments or Tax-related indemnification or gross-up payments for which the Company is obligated with respect of any of the foregoing and (vii) any cost incurred or committed to be incurred by any Company to purchase D&O insurance "tail coverage" for the benefit of the pre-Closing directors of the Company, but excluding the Specified Liabilities. Notwithstanding the foregoing, "Transaction Expenses" will not include (x) any amount that is an Excluded Liability except to the extent that IHS or iProcert is liable therefor, (y) to the extent included in the calculation of Working Capital, any payments under the Closing Date Bonus Plan or (z) any payments contemplated pursuant to the terms of the Agreement to be made to the participants in the Phantom Equity Plan.

“Treasury Regulations” means the regulations promulgated under the Code, including temporary and proposed regulations.

Section 10.2.  Publicity. No party shall issue any press release or make any other public announcement relating to the subject matter of this Agreement without the prior written consent of Parent.

Section 10.3.  Payment of Sales, Use or Similar Taxes; Transfer Taxes. The Sellers shall be responsible for and pay in a timely manner all sales, use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees (“Transfer Taxes”), arising out of or in connection with or attributable to the transactions effected pursuant to the Transaction Documents. Each party hereto shall prepare and timely file all Tax Returns required to be filed in respect of Transfer Taxes that are the primary responsibility of such party under applicable Law; provided, however, that such party’s preparation of any such Tax Returns shall be subject to the other party’s approval, which approval shall not be unreasonably withheld or delayed.

Section 10.4.  Expenses. Except as otherwise provided in this Agreement, each party shall bear all costs and expenses incurred by such party in connection with the negotiation and execution of this Agreement and each other Transaction Document, whether or not the transactions contemplated hereby and thereby are consummated.

Section 10.5.  Specific Performance. The Sellers and the Companies acknowledge and agree that the breach of this Agreement would cause irreparable damage to Purchaser and that Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers and the Companies under this Agreement, including, without limitation, the Sellers' obligations to sell the Equity Securities to Purchaser and AWAC’s obligation to sell the AWAC Assets to Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith (without the requirement of the posting of a bond or other surety). Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 10.6.  Submission to Jurisdiction; Consent to Service of Process. The Parties hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located in New York, New York over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each Party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 10.7.  Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by Purchaser, in the case of an amendment, supplement, modification or waiver sought to be enforced against Purchaser or Parent, or the Representative, in the case of an amendment, supplement, modification or waiver sought to be enforced against any Seller or any Company. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 10.8.  Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof.

Section 10.9.  Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 10.10.  Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Companies:

Innovative Health Strategies, Inc./AWAC.MD
4210 Columbia Road, Suite 14
Martinez, Georgia 30907
Attn: Dr. John W. Richards, Jr.
Telecopier: 706-855-1107

With a copy to:

King & Spalding
1180 Peachtree Street
Atlanta, Georgia 30309
Attn: Jon R. Harris, Jr.
Telecopier: 404-572-5132

If to the Representative or any Seller, to the Representative or such Seller in care of:

Innovative Health Strategies, Inc./AWAC.MD
4210 Columbia Road, Suite 14
Martinez, Georgia 30907
Attn: Dr. John W. Richards, Jr.
Telecopier: 706-855-1107

With a copy to:

King & Spalding
1180 Peachtree Street
Atlanta, Georgia 30309
Attn: Jon R. Harris, Jr.
Telecopier: 404-572-5132

If to Parent, to:

inVentiv Health Inc.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873
Attention: Chief Executive Officer

With a copy to:

Akerman Senterfitt LLP
335 Madison Avenue
Suite 2600
New York, New York 10017
Facsimile: (212) 880-8965
Attention: Kenneth G. Alberstadt, Esq.

If to Purchaser, to:

AWAC LLC
in care of inVentiv Health Inc.
200 Cottontail Lane
Vantage Court North
Somerset, New Jersey 08873
Attention: Chief Executive Officer

With a copy to:

Akerman Senterfitt LLP
335 Madison Avenue
Suite 2600
New York, New York 10017
Facsimile: (212) 880-8965
Attention: Kenneth G. Alberstadt, Esq.

Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered or transmitted by electronic mail, with receipt acknowledgment by the recipient by return electronic mail, (ii) when sent, if sent by facsimile on a business day during normal business hours (or, if not sent on a business day during normal business hours, on the next business day after the date sent by facsimile), (iii) on the next business day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next business day delivery, and (iv) on the 5th business day following the date on which the piece of mail containing such communication is posted, if sent by mail.

Section 10.11.  Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 10.12.  Assignment of Works. Each Seller agrees that all Work Product belongs in all instances to the Companies. To the extent any Seller previously had or retained any right, title or interest of any kind or nature whatsoever in any Work Product, such Seller hereby assigns all such right, title and interest to the applicable Company and agrees to take any such action as may be reasonably requested by Purchaser or Parent following the Closing to confirm such Company's (or, with respect to AWAC, Purchaser’s) exclusive right, title and interest in and to the Work Product. For purposes hereof, “Work Product” means all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to any business conducted or proposed to be conducted by any Company as of the date hereof.

Section 10.13.  Binding Effect; Assignment. This Agreement shall not be assigned by any Seller or any Company, and neither any Seller’s or any Company’s obligations hereunder, or any of them, shall be delegated, without the consent of Parent. Subject to the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Except as provided in Article IX, nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement.

Section 10.14.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a mutually executed counterpart to the Agreement.

Section 10.15.  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

* * *

Signatures on following page

IN WITNESS WHEREOF, this Purchase Agreement has been executed by or on behalf of each of the Parties as of the day first written above.

INNOVATIVE HEALTH STRATEGIES, INC.

By /s/ JOHN W. RICHARDS, JR.___________
Name: John W. Richards, Jr.
Title: President

AWAC.MD, INC.

By /s/ JOHN W. RICHARDS, JR.___________
Name: John W. Richards, Jr.
Title: President

IPROCERT, LLC

By /s/ JOHN W. RICHARDS, JR.___________
Name: John W. Richards, Jr.
Title: Manager

INVENTIV HEALTH, INC.

By /s/ DAVID BASSIN___________________
Name: David Bassin
Title: Chief Financial Officer and Secretary

AWAC LLC

By /s/ DAVID BASSIN___________________
Name: David Bassin
Title: Vice President and Secretary

MEMBERS:

/s/ JOHN W. RICHARDS, JR.___________
Name: John W. Richards, Jr.

/s/ NANCY N. RICHARDS_____________
Name: Nancy N. Richards

/s/ JOHN W. RICHARDS, JR.___________
Name: John W. Richards, Jr., as custodian for John William Richards, III, under the Georgia Uniform Gift to Minors Act

/s/ JOHN W. RICHARDS, JR.___________
Name: John W. Richards, Jr., as custodian for Charles Franklin Richards, under the Georgia Uniform Gift to Minors Act

/s/ JOHN W. RICHARDS, JR.___________
Name: John W. Richards, Jr., as custodian for Alana Marie Richards, under the Georgia Uniform Gift to Minors Act